LAZARD ASSET MANAGEMENT LLC

COMPLIANCE MANUAL

(As of June 2023)

This document (the “Manual Summary”) seeks to provide the reader with an overview of LAM’s compliance program and to summarize particularly relevant sections of the Compliance Manual (or the “Manual”).

Introduction

A. Generally

Lazard Asset Management LLC (“LAM”) believes that an effective compliance program is a business imperative. Compliance at LAM is the responsibility of all employees. The compliance program is overseen by LAM’s Chief Compliance Officer.

LAM’s compliance program is designed to prevent violations of the laws and regulations applicable to its business activities as a registered investment adviser. The applicable laws and regulations include, but are not limited to, those promulgated by the Securities and Exchange Commission (“SEC”), the Commodity Futures Trading Commission (“CFTC”) and other federal and state regulatory agencies. The program also takes into account the relevant policies adopted by Lazard Frères & Co. LLC (“LF&Co.”), Lazard Asset Management (Canada), Inc. (“LAM Canada”) and Lazard Asset Management Securities LLC (“LAM Securities”). This Compliance Manual generally applies to the activities of LAM Canada and its employees. Policies and procedures specific to Canadian regulation and associated practices that apply to LAM Canada and to a certain extent, to LAM and LAM Securities in connection with their Canadian activity, are set forth in a supplement to this Manual. Policies specific to LAM Securities, a registered broker-dealer, are set forth in a separate Compliance Manual and Supervisory Manual and applicable to relevant employees, including those with securities registrations sponsored by LAM Securities and, as appropriate, to LAM Canada’s employees.

LAM’s compliance program is comprised of the following material components:

•Compliance Manual – Written policies and procedures addressing LAM’s obligations under the federal securities laws, including its fiduciary duties, which are set forth in this Compliance Manual.

•Surveillance & Testing – Ongoing surveillance of the firm’s activities designed to identify violations of, and exceptions to, the Compliance Program. These surveillance efforts are supplemented by ad hoc reviews and testing conducted by Compliance personnel and other LAM groups in different control functions. Testing is conducted on a risk-based, ongoing basis.

•Training – Efforts designed to educate LAM’s employees about their obligations under the Compliance Program, as well as legal and regulatory developments relevant to LAM’s activities.

•Supervision – LAM has implemented a structure designed to have experienced managers supervise the work of LAM employees. In addition, LAM’s compliance and control functions are overseen by a number of senior supervisory committees, which monitor and address issues relating to the firm’s business activities and the implementation of its policies.

The LAM Legal & Compliance Department is responsible for implementing the Compliance Program and assisting LAM’s employees in their compliance with the firm’s policies. Accordingly, the Legal & Compliance Department has the authority to review all business transactions, records and activities. LAM’s General Counsel / Chief Compliance Officer has the ultimate authority to interpret the policies in this Manual and determine how they apply to LAM’s activities. All LAM employees are expected to honor any determinations made under this Manual. References to LAM’s employees throughout this Manual shall include “long-term, on premises consultants”. Generally, long-term, on premises consultants are consultants that provide services to LAM for six months or more.

It is intended that this Manual will be reviewed at least annually and revised from time to time, with its policies being subject to risk-based testing as appropriate. In particular, pursuant to Rule 38a-1 under the Investment Company Act of 1940, as amended (the “1940 Act” or the “Investment Company Act”), Rule 206(4)-7 under the Investment Advisers Act of 1940 (the “Advisers Act”), and Rule 2-9, 2-36 and 2-39 of the National Futures Association (“NFA”) on an annual basis, LAM’s Legal & Compliance Department reviews the efficacy of its pertinent compliance policies and procedures in order to ensure the adequacy of its compliance program and the effectiveness of its implementation.

An employee may be asked to meet with the Chief Compliance Officer or members of the Legal & Compliance Department from time to time, or on a regular basis, to review the areas of the compliance policies and procedures under his or her responsibility. Members of the Legal & Compliance Department may also determine that certain monitoring or testing of activities is required, and may request an employee to certify compliance with certain policies and procedures. All LAM employees are required to honor such requests and cooperate with these efforts.

LAM’s senior management views violations of law and violations of this Manual as serious matters. LAM employees who violate these policies and procedures may be subject to discipline, including termination of employment. If any LAM employees have questions concerning whether an action is permitted under LAM’s policies, they must contact the Legal & Compliance Department.

To the extent left undefined, terms used herein shall have the meaning ascribed to them in the Glossary.

B. Lazard Data Science Function

Lazard has created a Data Science function designed to collect and analyze data on behalf of the Lazard group of companies, including LAM. Certain members of the Data Science team are employees of LAM, and though they do not have direct investment discretion over client portfolios, they may recommend securities trades or asset allocation changes and have access to trading activity in client portfolios. Under certain conditions, they also will collaborate on data projects that do not relate to LAM’s investment activities. As set forth in Section 32B of this Manual, the firm has adopted procedures designed to prevent the LAM Data Science employees from being exposed to certain confidential information concerning other Lazard group companies, including LF&Co.

C. ESG-Related Investment Activities and Marketing

LAM has adopted a Sustainable Investment and ESG Integration Policy, which sets forth the firm’s criteria for investment activities that are considered “ESG Integrated” and those that can be deemed “Sustainability Focused.”

The Legal & Compliance Department has adopted a set of principles and procedures in a supplement to this Manual (“LAM ESG Compliance Supplement”) which are designed to

(a)help confirm that relevant investment activities adhere to the criteria in the Sustainable Investment and ESG Integration Policy and (b) help ensure that ESG references in LAM’s marketing materials and other disclosures are accurate and not misleading. Compliance personnel will provide training concerning the LAM ESG Compliance Supplement at least annually.

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LAZARD ASSET MANAGEMENT LLC

Fiduciary Duty

Compliance Manual Section 1

LAM has a fiduciary duty to its Clients to serve their interests with undivided loyalty, to act in the Clients’ best interest, and to treat each Client fairly. LAM employees’ conduct also must adhere to high ethical standards. There may be actual or potential conflicts of interest that LAM cannot avoid. In cases where LAM has actual or potential conflicts of interest with any of its Clients, such as situations where LAM may have potentially competing or divided loyalties, LAM will take steps to mitigate and/or disclose the conflict. In some cases, LAM will obtain the Client’s prior written consent.

Duty to Disclose Material Facts and Conflicts. LAM has a duty to disclose all material facts that may affect the services provided to its Clients. The courts and the relevant regulators of LAM’s business (including the SEC and NFA), have placed particular emphasis on the duty to disclose material conflicts of interest, actual and potential. The LAM Legal & Compliance Department should be consulted in all such instances.

Duty to Act in the Best Interests of Clients. LAM has a duty to act only in the best interests of its Clients. This duty generally requires that LAM place the interests of its Clients above its own interests and the interests of its employees when a conflict may be present. In some instances, LAM may disclose the existence of the conflict and obtain the Client’s prior consent to the proposed transaction or arrangement. In all circumstances where a conflict of interest between LAM and a Client may be present, the LAM Legal & Compliance Department should be consulted, or the conflict of interest should be avoided.

Duty to Treat Each Client Fairly. LAM has a duty to treat each Client fairly. This duty generally requires that LAM not confer a benefit on one Client to the disadvantage of another Client. Of course, variances in facts and circumstances, including but not limited to, Client needs, circumstances, and financial objectives justify giving advice and taking action in the performance of LAM’s duties to Clients which differs from the advice given, or the timing and nature of action taken, with respect to the accounts of other Clients, so long as all Clients are treated fairly and equitably.

Duty to Provide Suitable Investment Advice. LAM has a duty to give investment advice that is suitable to the particular investment mandate of the Client. As a general rule, this duty requires LAM to know its Client and the investment products or services recommended to the Client, and to determine, based on that knowledge, that the investment advice rendered is suitable.

Compliance with Fiduciary Requirements. All LAM employees must follow the above general fiduciary requirements at all times. The policies set forth in the Compliance Manual are designed to ensure compliance with these fiduciary requirements (and the requirements of the federal securities laws and similar laws, including Regulation Best Interest) in various specific situations. The Compliance Manual cannot and does not attempt to cover all activities that require application of our fiduciary and other legal duties. All personnel will be held accountable for adhering to the policies and procedures set forth in the

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Compliance Manual, and may be subject to disciplinary measures if these standards and policies are not followed. If LAM personnel at any time have any questions regarding the proper action consistent with their fiduciary responsibilities, they should contact their immediate supervisor, a Managing Director, or a member of the LAM Legal & Compliance Department.

Exceptions from any policy or statement in the Compliance Manual may be warranted from time to time. Unless otherwise indicated herein, such exceptions must be approved by LAM's General Counsel / Chief Compliance Officer.

Reporting Potential Violations. Any LAM employee who witnesses or learns of a violation of the policies or procedures contained in the Compliance Manual, federal or state laws or the LAM Securities’ Compliance Manual, is required to promptly contact the Legal & Compliance Department. If you become aware of or observe any situation that you believe may raise a compliance or regulatory concern, including but not limited to illegal or unethical behavior, do not keep it to yourself. Talk to your supervisor, a member of senior management, or anyone in the Legal & Compliance Department or Human Resources. If for any reason you are uncomfortable in having any such discussion, you can report an issue anonymously to the Legal & Compliance Department or Human Resources in the manner with which you are comfortable.

Employees escalating potential violations of the Compliance Manual, or compliance- related concerns, must do so in a prompt and comprehensive manner regardless of the communication methodology they chose. Simply copying a Legal & Compliance Department contact on an email message, or forwarding email or voicemail messages to someone in the Department, without more is unlikely to put the Department on proper notice of a potential violation. Employees escalating issues to the Legal & Compliance Department via email or voicemail message must follow up until the Department acknowledges that the message was received and understood. All employees, including those who escalate matters under the Manual, are required to cooperate with the investigation of potential violations and for implementing corrective steps in order to address a compliance issue.

Non-Retaliation & Whistleblower Policy. In order to ensure compliance with non- retaliation provisions of applicable whistleblower laws and regulations (including, but not limited to, the Exchange Act Rule 21F-17), LAM will not discharge, demote, suspend, threaten, harass, retaliate, or in any way discriminate against any employee in the terms or conditions of their employment based upon any lawful actions relating to good faith reporting of any such situations. However, abuse of this process through the reporting of such situations (a) not made in good faith, (b) recklessly, (c) maliciously or (d) with gross negligence could result in disciplinary actions or other actions against the reporting employee.

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Penalties and Sanctions. LAM may impose penalties and sanctions against employees and related persons who violate the policies contained in this Manual. Sanctions may include without limitation: warnings, suspension of certain privileges, disgorgement or fines, letters of censure, demotion, and suspension or termination of employment.

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LAZARD ASSET MANAGEMENT LLC

Code of Ethics & Personal Investment Policies

Compliance Manual Section 3 & Appendix L

LAM has adopted the Code of Ethics and Personal Investment Policy (for purposes of the Manual Section 3, the “Policy”) to set forth:

•The standards of business conduct expected of Covered Persons (as defined in the Code of Ethics and Personal Investment Policy, hereafter the “Policy”); and

•Certain procedures designed to minimize conflicts and potential conflicts of interest between LAM employees and LAM’s Client Clients (including the LAM Funds), and between LAM Fund directors or trustees (“Directors”) and the LAM

Funds.

The Policy is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”), Rule 17j-1 under the Investment Company Act of 1940 (“1940 Act”) and NFA Compliance Rule 2-9.

Fiduciary duties require LAM and its employees to adhere to the highest standards of ethical conduct, which includes seeking to avoid even the appearance of improper behavior. When acting in a fiduciary capacity, LAM and its employees must place the interests of the firm’s Clients above their own.

Section II of the Policy sets forth the Personal Investment rules applicable to Covered Persons. All LAM employees are deemed access persons (also known as “Covered Persons”) under Rule 204A. Employees are required to read the Code of Ethics and Personal Investment Policy and submit to the Legal & Compliance Department (manually or through Compliance Science) an acknowledgement that they have read and understood its provisions. This acknowledgement is required within 10 days of becoming a "Covered Person" as defined in the Policy and annually thereafter.

All employees are reminded that absent an exemption under the Policy, all personal securities accounts and transactions require prior approval from the Legal & Compliance Department. All employees are required to use the Compliance Science system licensed by LAM to submit transactions for Legal & Compliance approval.

LAM takes compliance with the Policy very seriously. As a result, LAM's Chief Compliance Officer & General Counsel may impose such sanctions for violations as they deem appropriate, including, among other things, a letter of censure, disgorgement of profits, fine or suspension or termination of employment.

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LAZARD ASSET MANAGEMENT LLC

Marketing and Advertising Policy

Compliance Manual Section 5

The new SEC “Marketing Rule” went into effect on November 4, 2022, the SEC adopted amendments to Rule 206(4)-1 under the Advisers Act to modernize the regulation of investment adviser advertising and solicitation practices. As applicable to LAM, the Marketing Rule contains the following material provisions: (i) general prohibitions concerning advertisements; (ii) requirements for “testimonials” and “endorsements”; (iii) provisions regarding inclusion of “third-party ratings” in advertisements; and (iv) requirements pertaining to performance advertising. LAM has adjusted its marketing and advertising materials to comply with the Marketing Rule.

The definition of an “advertisement” under the Marketing Rule is “any direct or indirect communication an investment adviser makes to more than one person, or to one or more persons if the communication includes hypothetical performance, that offers the investment adviser’s investment advisory services with regard to securities to prospective clients or investors in a private fund advised by the investment adviser or offers new investment advisory services with regard to securities to current clients or investors in a private fund advised by the investment adviser.

All marketing and advertising materials must be truthful and not misleading in any way. The use of marketing and advertising materials is governed not just by basic concepts of accuracy and fair disclosure, but also by a variety of more specific requirements based on federal or state law, SRO rules and the Global Investment Performance Standards (“GIPS”) promoted by the CFA Institute.

No marketing or advertising material may be provided to any Client, prospective Client or other third party (such as consultants) unless it has first been pre-cleared by a member of the LAM Legal & Compliance Department, and in the case of retail communications used in connection with the sale of the Lazard Funds or private investment funds, by a Registered Principal of LAM Securities. Certain marketing materials may be approved by compliance personnel for global distribution.

Use of hypothetical or simulated performance requires pre-approval by LAM’s General Counsel and/or Chief Compliance Officer, or his/her designee. The backtesting methods used to produce hypothetical or simulated performance require review and validation by the Risk Management Department prior to their use. Special disclosures will apply to approved hypothetical or simulated performance displays. The use of hypothetical or simulated performance should be limited to one-on-one presentations pursuant to a client’s or prospective client’s specific request.

Special Requirements for Mutual Fund Advertising. Retail communications relating to any of the Funds are subject to additional requirements. Materials, which describe any of the Funds by name, must include language in form or substance that convey the following:

Please consider a fund’s investment objectives, risks, charges, and expenses carefully before investing. For more complete

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information about The Lazard Funds, Inc. and current performance, you may obtain a prospectus or summary prospectus by calling 800-823-6300 or going to  www.lazardassetmanagement.com.  Read the prospectus or summary prospectus carefully before you invest. The prospectus and summary prospectus contain investment objectives, risks, charges, expenses, and other information about the Portfolio and The Lazard Funds that may not be detailed in this document. The Lazard Funds are distributed by Lazard Asset Management Securities LLC.

If any retail communications advertisement or sales literature include performance data about the Funds, language regarding past performance must be included. The following is a form of the statement that should in similar words or substance be included:

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Past performance does not guarantee future results. The current performance may be lower or higher than the performance data quoted. An investor may obtain performance data current to the most recent month-end online at www.lazardassetmanagement.com. The investment return and principal value of the Portfolio will fluctuate; an investor’s shares, when redeemed, may be worth more or less than their original cost.

If applicable, the following is an example of an expense disclosure:

Returns reflect reimbursement of expenses as described in the prospectus. Had expenses not been reimbursed, returns would have been lower and the expense ratio would have been higher.

The use of rankings (such as Lipper or Morningstar rankings) in any retail communication related to one of the Funds is subject to specific disclosure standards imposed by FINRA. No such rankings should be used without specifically discussing such use with the Legal & Compliance Department.

In addition to being approved by a member of the LAM Legal & Compliance Department before use, each relevant retail communication document or template must be filed with FINRA within 10 days of first use. A Registered Principal of LAM Securities must sign off and submit the materials to FINRA for review. The LAM Legal & Compliance Department is responsible for such filings.

Avoiding Misleading Advertising. LAM is obligated to comply with SEC, CFTC and NFA rules and interpretations concerning certain advertising practices. These include without limitation the following:

•Testimonials. No retail communication shall make any reference to any testimonial concerning LAM or any advice, analysis, report or other service rendered by LAM.

•Past Specific Recommendations. Retail communications generally cannot include any reference to numerical performance achieved by LAM from investing in any specific security or securities.

•Sample Client Reports. It is permissible to provide a sample of an actual Client report to a prospective Client for the purpose of illustrating the type of information that LAM typically supplies to Clients. Before such a sample report is provided to any prospective Client, however, the name of the Client and all actual performance information must be deleted from the performance page.

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•Free Reports. No retail communication may state that any report, analysis or other service will be furnished without charge unless such materials will actually be provided free of charge.

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LAZARD ASSET MANAGEMENT LLC

Anti-Money Laundering/ CIP / Red Flag Rule/OFAC Sub-Committee

Compliance Manual Section 9, Appendix B, and Exhibit H

LAM and Lazard Asset Management Securities LLC have adopted “Know-Your- Customer” (“KYC”), Customer Identification (“Customer Identification”) and Anti- Money Laundering / OFAC Procedures to facilitate the determination and confirmation of the identity of prospective Clients and to take reasonable steps to identify potential money laundering.

As a general matter, the purpose of the Procedures is to: (i) be satisfied that an individual or an entity seeking to invest with LAM, open an account with LAM Securities, or become a shareholder of the Lazard Mutual Funds (a “Prospective Client”) is who he/she/it claims to be and will be LAM's “ultimate Client” (i.e., not an alter-ego for a vehicle that may be seeking to launder money); and (ii) ensure that LAM obtains and maintains sufficient information about a Prospective Client to enable it to determine the Prospective Client's source of funds and to monitor its ongoing investment activity and fulfill LAM's obligation to report any activity that it suspects could be money laundering.

General Policy. As a matter of policy, the Firm will not knowingly participate nor otherwise to assist in money laundering, or activities that facilitate money laundering or the funding of terrorist or criminal activities. The following procedures have been adopted by the Firm and are designed to comply with all applicable requirements of the BSA, its implementing regulations, all other applicable AML Laws (including FINRA rules applicable to LAMS) and requirements with respect to OFAC.

As a general matter, these Procedures are designed to: (i) cause the Firm to be satisfied that an individual or an entity seeking to become a Client of LAM, LAMS or the Lazard Funds (a “Prospective Client”) is who he/she/it claims to be and will be the Firm’s “ultimate Client” (i.e., not an alter-ego for a vehicle that may be seeking to launder money); (ii) ensure that the Firm obtains and maintains sufficient information about a Prospective Client to enable it to determine the Prospective Client’s source of funds and to monitor its ongoing investment activity and fulfill our obligation to report any activity that it suspects could be money laundering; and (iii) cause the Firm to conduct the monitoring and reporting required by FinCEN, OFAC and other government agencies.

Any employee of the Firm found to have participated or assisted in money laundering, knowingly, willfully, or by deliberately disregarding plainly suspicious circumstances, will be subject to disciplinary action, up to and including suspension, dismissal, and, in appropriate circumstances, the employee will be referred to law enforcement authorities.

Regular Updates. These Procedures will be reviewed and updated on a regular basis to ensure that appropriate policies and controls are in place to account for both changes in the AML Laws and relevant changes in the Firm’s business.

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AML Compliance Officer. For FINRA purposes, the Chief Compliance Officer of the Firm shall be the Anti-Money Laundering Program Compliance Person (AML Compliance Officer, or “AMLCO”) for the Firm, with responsibility to oversee these AML program procedures and to delegate responsibility to others. It is the responsibility of all Firm employees to comply with these policies and to assist the AMLCO. The duties of the AMLCO will include monitoring the firm’s compliance with AML obligations, overseeing communication and training for employees, and assuring that periodic employee training is conducted. The AMLCO will also ensure that the firm keeps and maintains all of the required AML records and will ensure that Suspicious Activity Reports (SAR) are filed with the Financial Crimes Enforcement Network (FinCEN) when appropriate. The AMLCO is vested with full responsibility and authority to enforce the firm’s AML program.

Monitoring Office of Foreign Assets Control and Other Lists. LAM and LAMS and the Lazard Funds are required to check each Prospective Client against the list, promulgated by the Office of Foreign Assets Control, of targeted foreign countries, terrorism-sponsoring organizations and international narcotics traffickers (the “OFAC List”) and any other government-provided list established under applicable regulations, including any list of known or suspected terrorists or terrorist organizations issued by any federal government agency and designated as such by the Department of the Treasury in consultation with the federal functional regulators, together with other similar applicable lists (collectively, the “Lists”). Each Prospective Client is checked against the Lists prior to accepting an investment or opening an account and any Prospective Client whose name appears on the Lists should be brought to the attention of the AMLCO. The Firm will follow all federal directives issued in connection with such Lists.

Monitoring Process. The Firm uses a third-party vendor, McDonald Information Service Inc. (“MIS”), or such other service as determined by the Firm, to check each Prospective Client (and other related persons) against the Lists. If we determine that a Client or Prospective Client is on the Lists or is engaging in transactions that are prohibited by the economic sanctions and embargoes administered and enforced by OFAC, we will reject the account or transaction, and/or take other measures consistent with OFAC’s regulations, and file the appropriate forms with OFAC within 10 days.

Customer Identification Program. Before LAM or LAMS or the Lazard Funds accept a Prospective Client, they will determine and verify the identity of each Prospective Client consistent with these Procedures. In addition, they will obtain and document the Prospective Client’s relevant investment objective and determine the source of the Prospective Client’s income and assets as applicable, including the funds to be managed and/or invested. The information that is obtained to support the identity and source-of- income/assets determination must be sufficiently reliable in light of the money laundering risks presented by the Prospective Client (i.e., the greater the money laundering risk posed by a Prospective Client, the more comprehensive the information regarding the Prospective Client’s identity and source-of-income assets must be). The procedures that the Firm employs to verify Prospective Client identities are referred to as the “Customer Identification Program” or “CIP.”

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Investment Policies, Procedures and Documentation

Compliance Manual Section 14

LAM manages money on a team basis. The portfolio managers and analysts on various investment teams select securities based on their research. Portfolio investment decisions are then made when the investment team has reached a consensus. Investment decisions are then implemented in accordance with LAM’s Order Entry and Trade Allocation Policy.

Documentation. LAM equity sector analysts, and portfolio managers who conduct research, are generally responsible for documenting the basis for an investment recommendation. Their research is generally saved in the firm’s Research Database.

Securities and Instruments – Potential Conflicts. LAM’s portfolio management teams use a variety of securities and other instruments (including derivatives) in implementing investment strategies. Descriptions of eligible investments are expected to be described in each strategy’s related disclosure materials, and reflected in each Client’s respective guidelines. The purchase of certain instruments, such as futures or derivatives, for Client accounts may require LAM to enter into trading agreements with counterparties or to obtain new licenses and registrations. It is therefore important for portfolio managers to notify the Legal & Compliance Department and Operations prior to making such investments. The Operations Department is responsible for working with State Street IMS to maintain investment instruments in the Firm’s security master file.

From time to time, different investment teams may invest Client assets in different securities issued by the same issuer. For example, an investment team employing an equity investment strategy may invest in common stock issued by a company, while another investment team employing a fixed-income strategy may invest in bonds issued by the same company. This investing in different parts of a company’s capital structure could create conflicts among LAM Clients. This could occur, for example, when such a company files for bankruptcy protection. In a bankruptcy proceeding, the interests of creditors and equity shareholders conflict, with the creditors often supporting a plan of reorganization in which the equity shareholders get little, if any, value for the shares they hold. In instances in which such conflicts arise, it is LAM’s policy that each investment team will exercise voting rights in the best interest of the team’s Clients, subject to an analysis of any unique conflicts, but that the teams and LAM will not otherwise actively engage in supporting the rights of creditors, including serving on a creditors’ committee. Any service on a creditors’ committee must be approved by the Legal & Compliance Department, which will consider whether appropriate oversight mechanisms may be put in place to address the potential conflicts involved. The Legal & Compliance Department also will consider whether LF&Co. is acting as an adviser to any constituency in the bankruptcy proceeding, and will be unlikely to approve committee membership where LF&Co. is involved.

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An account should not be opened or an investment accepted from a Prospective Client until it has complied with these Procedures, as established by the AMLCO; nevertheless, the AMLCO has the authority to review and approve the Procedures with respect to that Prospective Client and grant such Prospective Client an exemption, as detailed in “Review by AMLCO” below.

The Firm must assess the money laundering risks presented by each Prospective Client and determine the corresponding level of supporting information that is required. The Procedures outline a variety of factors to be considered in making such risk assessments

Identity Theft Prevention Program / Red Flag Rule. The Dodd-Frank Wall Street Reform and Consumer Protect Act amended the Fair Credit Reporting Act to add the Commodity Futures Trading Commission and the Securities Exchange Commission to the list of federal agencies that must jointly adopt and individually enforce identity theft red flags rules. The new regulations require entities that are “financial institutions” to develop and implement a written Identity Theft Prevention Program. LAM maintains an Identity Theft Prevention Program to detect, prevent and mitigate identity theft in connection with the opening of a “covered account” or an existing covered account. The firm’s Identity Theft Prevention Program is included as an appendix to the Compliance Manual.

Review by AMLCO & Compliance Department. The AMLCO will periodically review, on a sample basis, a selection of completed Checklists (or alternative documentation, where a Checklist is not required) after the account has been opened or the investment made. In addition, in the event there are any issues which arise in completing a Checklist with respect to a Prospective Client or data which cannot be obtained for a Prospective Client, the AMLCO will be responsible for reviewing and approving the Checklist and confirming that, based on the answers provided to the questions on the Checklist and the information provided by the Prospective Client, the AMLCO is reasonably satisfied that (i) the Prospective Client has provided information sufficient to verify its identity; (ii) Lazard is entitled to rely on the due diligence conducted by an Approved Financial Intermediary; or

(iii)Lazard may rely on certain non-documentary means to establish the Prospective

Client’s identity. The AMLCO may use the additional methods of verification (as determined appropriate by the AMLCO).

If the AMLCO is so satisfied, the investment or new account may continue to be accepted. However, even after an account is opened, the AMLCO may determine to require additional verification or to discontinue the account. If the account is discontinued, and money provided in connection with the potential investment should be returned only to the Prospective Client and not to a third party, nor should it be transferred to another Client or to another Lazard product.

Ongoing Monitoring For Suspicious Activity. All employees of the Firm are responsible for monitoring transactions directed by its Clients (regardless of whether the Client is a “Client” or “Prospective Client” for CIP purposes) in order to detect suspicious activity that suggests attempted or actual money laundering. The LAM Account Services Group,

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the Wrap/Trading Group and the Alternative Investments Operations Group, in particular, should monitor and report any movement of money which may suggest money laundering. The suspicious activity monitoring obligations set forth here apply to all actual and attempted transactions conducted by LAM, LAMS or the Lazard Funds.

LAM’s Legal & Compliance Department reviews daily reports that highlight instances where an account had certain contributions followed by withdrawals within a defined time period. This monitoring activity is also designed to identify certain contribution and withdrawals by accounts from B and C countries that may require further follow-up.

Suspicious Activities – Escalation & Reporting. Once notified of a potentially suspicious Client-directed transaction (including series of transactions), the AMLCO must determine and document the reason for the transaction (if available) and whether the transaction is suspicious according to the standard. In addition, if the AMLCO determines that the transaction is suspicious, he or she or the designee must take appropriate action, including the completion and filing of any suspicious activity or other governmental report.

The Lazard Funds and LAMS will file a suspicious activity report (“SAR”) to FinCEN. When the Firm’s Legal & Compliance Department files a SAR, SAR-SF or similar governmental report, the AMLCO involved with the filing must send a copy of the completed report to Lazard Ltd’s General Counsel and other appropriate parties.

Terminating Client Relationships. The Firm may decide to terminate an existing Client relationship in appropriate circumstances. The Procedures outline the steps to be taken by the AMLCO when terminating a Client relationship.

Recordkeeping. The Firm will retain the following documents for at least five years (or longer as required by the Regulations) from the later of the termination of the relationship or the date on which the document is obtained, prepared or updated (whichever is later):

(i)completed and signed Checklists and all documentation obtained in support of required identity, source-of-income/assets and other determinations; (ii) records related to anti- money laundering training, including the names and business units of attendees and the dates and locations of the training sessions;(iii) U.S. SARs and any similar reports filed with non-U.S. governmental or regulatory authorities with respect to an asset management Client or a Prospective Client and all documentation obtained by Lazard supporting these reports; (iv) a description of any document that was relied upon to verify the identity of a Prospective Client; (v) a description of any non-documentary method and results of any measure used by the AMLCO to verify the Prospective Client’s identity; (vi) a description of any substantive discrepancy discovered when verifying the identification of a customer and any resolution thereof; and (vii) any other documents required by the Regulations.

Training. Prior to an employee commencing relevant duties and periodically thereafter, LAM (on behalf of the Firm) will train all appropriate personnel with respect to these procedures, including the detection of unusual or suspicious transactions and compliance with the Regulations. These procedures, as well as other relevant firm manuals or materials, such as the firm’s Code of Ethics, will be made available to all new employees.

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Regular Auditing. The Firm will have an independent audit program which, as required for LAM Securities and the Lazard Funds under the USA Patriot Act and as voluntarily implemented by LAM, will be designed to ascertain whether those areas that have the primary responsibility for detecting money laundering are in compliance with these Procedures. The audit program will also evaluate the anti-money laundering program of the Firm. The auditing will be performed at least annually (on a calendar year basis) by Lazard’s Internal Audit Department.

OFAC Sub-Committee. The purpose of the Sub-Committee is to formalize the process by which relevant groups within LAM coordinate to address newly issued or revised sanctions, regulations and rules issued by OFAC, and other similar regulations outside of the US (the Rules). Although the Rules apply to LAM and its global subsidiaries from both a client AML/KYC and investment standpoint, these Procedures address LAM’s response to address Rules that impact LAM’s investments on behalf of clients and pooled vehicles sponsored by LAM.

The Sub-Committee may but is not required to meet in person and may conduct meetings and confer on matters via email. The Sub-Committee may also seek input from other LAM investment professionals, risk management and operations team members. LAM’s Chief Compliance Officer, Deputy Chief Compliance Officer or the Head of Legal for North America (or each of their designees) will be responsible for making decisions on behalf of the Sub-Committee. The results of each Sub-Committee meeting or determination shall be recorded on a report, a form of which is attached to these Procedures (the OFAC Sub-Committee Report).

Each member of the Sub-Committee will arrange to receive automated email updates from OFAC and certain other non US regulators containing notifications of additions, revisions and updates to Rules. Once an email update is received, the LAM Compliance Surveillance team will initiate necessary procedures. The timing constraints for responses are subject to the particular facts and circumstances surrounding the Rules. If the Surveillance team believes that no action is required based on the automated email update, an email will be sent to the Sub-Committee and a member of the legal department and/or core compliance will review separately and confirm their agreement or other view via email to the Sub-Committee.

Risk Ranking and Watch Lists. In general, risk ranking of sanctions will be based on the potential severity of the impact of the sanctions. For example:

-Sanctions relating to a particular country will be considered of “High” risk.

-Sanctions relating to a particular company will be considered “Medium” risk and will

-Sanctions relating solely to individuals will be considered to be of “Low” risk

In addition, Portfolio Management team members will prepare a “watch list” of issuers, countries and/or companies believed to be at risk to become sanctioned or otherwise impacted by the Rules and circulate those to the Sub-Committee. The Sub-Committee

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will regularly review this list for activity from OFAC and/or other regulators. The Surveillance team will code the relevant compliance monitoring system to reflect companies, securities or issuers on these watch lists. The watch lists will also be maintained by the Sub-Committee in its shared drive.

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LAZARD ASSET MANAGEMENT LLC

Equity Order Entry and Trade Allocations

Compliance Manual Section 15A

LAM intends to treat all similarly situated Clients fairly and equitably. When LAM deems the purchase or sale of the same security to be in the best interest of two or more advisory accounts, LAM may aggregate, to the extent permitted by law, the securities to be purchased and sold in order to seek more favorable prices, lower brokerage commissions or more efficient execution. An allocation of a trade will not be given to any account solely based on a favorable execution or on the relationship of the account to LAM or its personnel.

Compliance with this policy and corresponding procedures is of the utmost importance and disciplinary action may be taken if a LAM employee fails to comply, or attempts to circumvent, the procedures.

Procedures for Order and Execution Processing

1. Institutional Equity Trading (Except Convertible Debt)

Order Preparation. The Portfolio Implementation team is responsible for preparing orders in accordance with the instructions of the portfolio management team and for determining whether the purchase or sale is consistent with the Client's guidelines. In general, and unless exceptional circumstances are present, institutional equity orders are prepared using the Charles River Order Implementation System, and the Charles

River Compliance Master system checks the order for investment guideline compliance prior to transmitting the order electronically to the LAM equity trading desk.

Order Execution. New orders will generally be aggregated with existing open orders on the same day. LAM will generally aggregate orders that are open on the same day with respect to the same security, however, depending on the circumstances, de minimis orders (orders that are less than round-lot minimums and “DOT” orders (under 5,000 shares) and “program trades” may be treated as separate stand-alone orders and may not be averaged as to price and allocated with any other orders with respect to the same security on the same day. Orders for the same security may be executed separately and on different execution tickets based on specific Client directions. Brokers that are on LAM's approved list may be selected based upon the trading staff's determination of who will likely provide best execution. Accounts with specific brokerage direction may be aggregated with other accounts. The trading staff will enter orders with brokers for directed and non-directed accounts in a manner, which, in their sole reasonable discretion, will provide the most favorable execution for all Clients concerned.

Allocation of Executions. Executions for block orders from the same broker on the same day with respect to the same security will generally be averaged as to price and allocated to Clients in the order, as outlined above. By the end of each day, the trader will allocate the executed shares to accounts participating in the order(s) with respect to such shares.

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LAM may use any allocation method that is fair and reasonable under the circumstances, consistent with SEC guidance. Our traders will generally use the Pure Prorate allocation method specified below for secondary market transactions, but may use other methods based upon any special instructions accompanying the order or if the circumstances require another method. (See below for special allocation rules for IPOs.) These allocation methods generally are as follows: (i) Pure Prorate – calculates a percentage based on the total number of shares executed divided by the total number of shares in the order and applies that percentage equally to all accounts in the order; (ii) Random Fill– the system will select an account at random and fill it completely; (iii) Random 50% - same as Random Fill except each account is filled to 50% of its total order. Each account must have 50% completed before any account will be filled. (iv) Specified / Special – the trader, upon written request from a portfolio manager or assistant documenting the reason for selecting this method, may specify a particular account or accounts to receive shares.

2. Immediate Trading – Institutional Equity

In circumstances where the Chief Compliance Officer deems it to be clearly in the best interests of clients, he/she may permit an equity order to be submitted to the Equity Trading Desk for execution without following all elements of the order generation procedures set forth above. Such permission is expected to be granted rarely. Orders executed pursuant to this section will be processed through the order generation and compliance procedures set forth above as quickly as possible.

3. Allocation Policy and Procedures for Equity IPOs and Similar Deals

Securities issued in initial public offerings, secondary offerings, and block trades offered by capital markets firms (which are referred to collectively “IPOs” and “IPO Shares”) normally are in high demand and available only in limited quantities. Moreover, IPO Shares can trade at a premium shortly after issuance. Accordingly, IPO Shares must be allocated with care to ensure that LAM Clients are treated fairly and equitably over time. LAM has adopted procedures to reasonably ensure compliance with this general policy. These procedures are designed to ensure allocation of IPO Shares in as objective a manner as possible, among eligible LAM Client accounts for which the security is appropriate.

Certain regulations applicable to IPOs, also apply to LAM’s allocation of IPO shares to Clients.

Notwithstanding anything else to the contrary, LAM shall not cause any Client to purchase any securities issued by Lazard Ltd. or any of its subsidiaries unless otherwise permitted by applicable law, regulation or ruling and government instrument.

If more than one portfolio manager or portfolio manager group desires to purchase the same IPO for their accounts, the IPO shares obtained by the trading desk must be allocated among those portfolio managers or portfolio manager groups who are interested in purchasing the IPO shares for their Client accounts, pro rata, based upon the aggregate asset size of the Client accounts submitted pre-trade by each portfolio manager or portfolio

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manager group as eligible to receive shares. In no event shall any portfolio manager or portfolio manager group receive a number of shares greater than the number of shares requested in the pre-trade allocation. A partial fill of IPO shares will generally be allocated pro rata based on the original pre-trade allocation or pursuant to another allocation method. In the case of the Funds, the Procedures require that Rule 10f-3 procedures be followed and appropriate documentation completed. The Procedures note that any exceptions to the trading desk allocations of IPOs must be approved in writing by the Legal & Compliance Department.

4. Orders For Equity Private Client (CAG) Accounts

Through its Client Advisory Group (“CAG”) offers discretionary management to separate account Clients who are generally high net-worth individuals. Typically, these separate accounts are held in custody at Pershing.

Private client accounts are normally managed using one of LAM’s existing investment strategies. The portfolio managers responsible for these strategies may use their discretion to trade equity or fixed income securities for private client accounts depending upon the account.

The portfolio managers instruct the private Client portfolio assistants to prepare orders for such securities. Private Client assistants prepare equity orders using the Charles River Order Implementation System, and the Charles River Compliance Master System checks for any violation against a Client’s guideline. Orders are then sent to the equity trading desk. The remaining steps of the process are the same as for institutional equity trading. Fixed income orders are inputted directly into the Charles River trading system by the trader assigned to execute private Client fixed income trades. All private Client fixed income orders will have a pre-order allocation to the extent reasonably feasible. Allocations will be made as soon as reasonably practicable following receipt of execution from the broker using the allocation factors mentioned above. The method of allocation will be recorded on the relevant order memoranda.

Private client accounts normally will be excluded from participation in equity IPOs to assure compliance with FINRA rules relating to restricted persons.

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LAZARD ASSET MANAGEMENT LLC

Fixed Income Order Entry and Trade Allocations

Compliance Manual Section 15B

1.Orders and Trading for Long-Only Fixed Income Portfolios

Order Generation. Portfolio managers for the long-only portfolios submit orders via email lamfitrading@lazard.com to portfolio implementation support who is responsible for building orders and sending them through Bloomberg’s compliance monitoring system prior to execution by the centralized trading desk.

In exceptional circumstances, including where the firm’s security master does not include information concerning a newly issued bond, the centralized trading desk may execute an order with a dealer before it is entered into the Bloomberg system, provided that they submit the order through Bloomberg within 24 hours of the execution. Other exceptional circumstances normally will involve (a) rapid market movements in the pricing of a fixed income and/or FX security identified by Lazard for purchase or sale, and/or (b) liquidity in such a security that is unusually time-limited.

Orders across different long-only portfolios, for which a given security will be purchased or sold, will generally be aggregated for the purpose of execution. Accounts with specific brokerage direction may or may not be aggregated with other accounts. The centralized trading desk will execute orders with dealers for directed and non-directed accounts in a manner which, in their sole discretion, are expected to provide the most favorable execution. The Bloomberg compliance system checks for investment guideline compliance on a pre-trade and post-trade basis. To the extent reasonably practicable, an indication of interest for a public offering will be treated as an order and will require an allocation to accounts at the time the indication of interest is placed with the underwriter. If it is not possible to prepare an order allocation prior to giving an indication of interest, an allocation to accounts will be made as soon as reasonably practicable thereafter. Because many fixed income transactions are based upon calls from dealers with either a supply or demand for a particular security, an expression of interest in such security transactions in the secondary market will not be treated as an order until an allocation to accounts has been made and a firm commitment communicated to the dealer.

Order Execution. The centralized trading desk generally will seek at least three competing bids (via electronic trading platforms or otherwise) on an order before trading, with discretion to seek fewer should conditions warrant. The ticket for each executed trade will generally include information regarding the quotes reviewed. The order will be electronically time-and-date stamped at the time the execution is received from the broker. Immediately following execution, the information should be entered into the system, which produces a settlement ticket. Execution information (including the settlement ticket) is maintained in the Bloomberg trading system.

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Execution Allocation. All orders will have an intended allocation to accounts at the time the order is placed with the dealer. By the end of each day, the portfolio manager(s) will allocate securities to account(s) participating in the order(s) with respect to such securities. The portfolio manager(s) will have discretion as to such daily allocation, subject to any special instructions set forth in the order.

Allocations by the portfolio manager should take into account the Allocation Factors described in Section 15A above. Depending on market liquidity and the purpose of the transaction, the portfolio management team may allocate executed trades using any of the following four methods: pro rata; pro rata but excluding those accounts for which transaction and processing costs would exceed the expected benefit of the trade; on a priority basis taking into account Client objectives and portfolio holdings; and random based upon a computerized random sequenced function.

2.Orders and Trading for Other Fixed Income Teams

This section covers orders and trading for all other fixed income teams. Portfolios named in this section do not manage any client accounts jointly, do not share research or collaborate on trading ideas, and may use different order management systems. Accordingly, these strategies do not aggregate their trades. Approved brokers have been informed that information concerning one Team’s trading should not be shared with the other Team, and that orders from one Team should not be internally crossed with orders from the other Team.

Lazard Enhanced Opportunities / Rathmore

The Lazard Enhanced Opportunities Team manages a convertible arbitrage strategy which involves long investments in convertible bonds and short positions in the equity securities of the bond issuers.

Order Generation. Portfolio managers/traders for the Enhanced Opportunities Team submit bond and equity orders in in the Kynex order management system. To determine whether a particular investment is suitable for a particular strategy type (herein referred to as a “management group”) within the available strategies managed by the Convertible Debt team, the team compares the characteristics of the security and trade against the particular mandates of each management group. Once such a determination is made, the particular trading opportunity is generally allocated to each participating management group pro rata based on net asset value (or notional risk allocation (“NRA value”), for accounts where the team manages a notional amount), and then to each account in a management group pro rata based on net asset value or NRA value. During the allocation process, any change to the standard pro rata allocation across all accounts is noted in the Kynex trade entry ticket under “notes”. Orders across different accounts, for which a given security will be purchased or sold, will generally be aggregated for the purpose of execution. The portfolio manager(s) will enter orders with dealers in a manner, which in their sole discretion are expected to provide the most favorable execution.

Pre-trade guideline compliance for Convertible Debt strategies is reviewed and resolved

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by the Convertible Debt team manually. Charles River checks for investment guideline compliance is conducted on a post-trade basis.

Order Execution. Generally, for fixed income and convertible positions, the trading desk will seek to obtain multiple quotes. The nature of the strategy depends very heavily on minimizing trading costs. The team gets regular price discovery from various sources, including Bloomberg and discussions with counterparties. After reviewing competing quotes from those sources, the portfolio managers have discretion to execute at a broker and price that they believe represents best execution for Clients under the circumstances. The ticket order will be electronically time-and-date stamped at the time the execution is received from the broker. Immediately following execution, the information is entered into the system, which produces a settlement ticket. The order tickets and the settlement tickets are maintained electronically.

Execution Allocation. All orders will have an intended allocation to accounts at the time the order is placed with the dealer. By the end of each day, the team will allocate securities to account(s) participating in the order(s) with respect to such securities. The portfolio manager(s) will have discretion as to such daily allocations using the factors set forth here, and subject to any special instructions set forth in the order. Allocations may be made using any of the following methods: pro rata; pro rata but excluding those accounts for which transaction and processing costs would exceed the expected benefit of the trade; and on a priority basis taking into account Client objectives and portfolio holdings.

Lazard Emerging Income Portfolios / Foreign Currency Transactions

Order Generation. Members of the Emerging Income team are responsible for order generation and execution. Orders for all accounts for which a given security, instrument or currency will be purchased or sold will generally be aggregated for the purpose of execution. The Emerging Income team will enter orders with dealers which, in its sole discretion, are expected to provide the most favorable execution.

Allocations may be made using either a pro-rate approach or on a priority basis taking into account Client objectives and portfolio holdings. Generally, the team will seek to obtain multiple competitive quotes. The final trade blotter will include information regarding the competitive quotes reviewed.

Order Execution. The Emerging Income team will have complete discretion in determining the number and identity of dealers from whom to seek quotations, subject to the requirement of obtaining a minimum of two dealer quotes so long as the use of more than one dealer would not, in the opinion of the team, jeopardize obtaining a favorable execution outcome, or depending on the type of security or particular currency, less than two competing quotes, if two quotes are not available. All orders will have an intended allocation to accounts at the time the order is placed with the dealer. Immediately following execution, the trade ticket/blotter should be time-and-date stamped and confirmation is received from the broker. The trade information is entered into the Bloomberg system, which produces a settlement ticket. The trade blotter and tickets are maintained in hard copy and the settlement tickets are maintained both in hard copy and electronically. The Emerging Income team receives confirmation of aggregate trade details

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from the counterparty’s trading desk, which is provided to the settlements team in advance of their confirmation and instruction to the counterparty’s back office. The Emerging Income team provides all final broker confirmations to the settlements team prior to the settlement ticket generation via the Bloomberg system.

All orders are processed via the Bloomberg system or similar system.

In exceptional circumstances, including where the firm’s security master does not include information concerning a newly issued currency instrument, portfolio managers may execute an order with a dealer before it is entered into the Bloomberg system, provided that they submit the order through the Bloomberg system within 24 hours of the execution. Exceptional circumstances normally will involve unexpected and material market movements in the pricing of currencies in reaction to an event.

The Bloomberg system checks for investment guideline compliance on a pre- and post- execution basis. Any breaches to the investment guidelines will be flagged by the Bloomberg system and addressed in a timely fashion by the Legal & Compliance Department.

Coherence Team Strategies

The Coherence Team trader is responsible for preparing orders in accordance with the instructions of the Coherence Team portfolio manager. The trader shall determine, in the case of a sell, whether the Client account holds the security, or, in the case of a buy, whether the purchase is consistent with the Client’s guidelines.

Instructions to the trader to buy or sell securities will under most circumstances apply to all accounts within a particular mandate. If the team trader receives instructions from a Portfolio Manager that apply to only one account or a select group of accounts within a mandate, the trader is required to seek the approval of the Legal & Compliance Department prior to submitting the order for execution. No approval is necessary if the Portfolio Manager’s instructions relate to a Client cash flow or guideline constraints.

The team’s fixed income orders are prepared and submitted using the Bloomberg trading system. Pre-trade compliance checks are run through Bloomberg’s pre-trade compliance and trading. All orders must receive a final sign-off from the relevant portfolio manager before the trader may begin the execution process. Final orders are communicated directly (electronically or using voice communication) to approved broker-dealers by the Team for execution. The trader generally will seek at least three competing bids (via electronic trading platforms or otherwise) on an order before trading, with discretion to seek fewer should conditions warrant. The trade ticket (or some other form of official reporting, including TRACE Reports) for each executed trade will generally include information regarding the quotes reviewed. Execution information (including the settlement ticket) is maintained in the Bloomberg trading system.

Fixed income orders should contain the name of the security, the list of accounts that are part of the order and the target allocation to those accounts. The order will also set forth any special instructions that the portfolio manager deems appropriate at the time the order is

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generated such as a preferred method of allocation, any limits on the transaction price and any special needs of an account (for example: that a particular account is under-weighted as to a security, sector or industry or is in need of cash, or has excess cash, and should be a priority account for allocation of executions).

3.Priority of Different Types of Fixed Income Orders

LAM may give priority to certain Client orders in a block over others. Prioritization of orders is an exception to our general policy of trading Client orders in the aggregate, and it is based upon objective circumstances that justify giving one Client the ability to complete an order ahead of other orders in the same security. Common circumstances where we may give priority to certain orders include the following:

*Correction of guideline breaches.

*Avoidance of guideline breaches or individual portfolio tracking error.

*Compliance with regulatory requirements impacting individual Client portfolios.

*Implementing tax loss harvesting.

*Investing inflows, where the priority Client is not in the same strategy as the open order: priority is allowed for the full order so long as no price limits are applied.

*Investing inflows, where the priority Client is in the same strategy as the open order: priority is allowed to the extent that it raises the individual portfolio’s percentage weight in the security to equal that of other portfolios in the strategy and where no price limits are applied.

*Selling securities to fund individual portfolio redemptions, where the priority order is required to meet a redemption deadline and no price limits are applied to the priority order.

Additional circumstances justifying prioritization can be approved by the Chief Compliance Officer or his/her designee on a case by case basis.

4.Reallocations & Exceptions

Any change in an allocation after trade execution, other than as a result of a partial fill or a clerical error, will require approval of LAM's Chief Compliance Officer or General Counsel (or the designee for one of these individuals) after he/she considers the firm’s fiduciary duties to the relevant Clients. The Chief Compliance Officer and General Counsel individually also may approve exceptions to the general allocation provisions in this policy, e.g., allowing priority orders or priority allocations in circumstances that are fair and reasonable.

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5.Review of Trading

Portfolio managers are responsible for reviewing and ensuring that portfolio transactions were properly executed. The Compliance Department will periodically review certain aspects of this policy, which may include portfolio transactions, to determine compliance.

6.Monitoring of Allocations / Side-by-Side Considerations

On a periodic basis, the Legal & Compliance Department reviews various fixed income allocations, in an effort to determine whether Client accounts were treated fairly. In particular, the Department periodically reviews the allocations of investment strategies that include performance fee accounts trading “side by side” with traditional fee accounts in an effort to identify instances where the performance fee accounts were provided unfairly favorable allocations. The methodologies and frequency for such side-by-side reviews vary based upon the investment strategy involved.

The design and frequency of the other allocation reviews is risk-based and within the discretion of the Legal & Compliance Department. The Legal & Compliance Department also utilizes reports to monitor for instances of exceptions due to different prices and allocation methods.

Notwithstanding these procedures and reviews, the LAM portfolio manager has the primary responsibility to ensure that his or her Clients are treated fairly with respect to trade allocations

7.Conflicting Equity Trades/Positions and Exempt Transactions

Each portfolio management team at LAM makes investment decisions for its Client portfolios independently of the decisions made by other teams. Nevertheless, given the broad internal distribution of sector research from the Long/Short analysts, and the ability of other equity portfolio teams to share research, LAM has developed procedures to deal with situations where a transaction in a security for one strategy may in our judgment conflict with a transaction in the same security for another strategy (“Conflicting Trades”). These procedures are designed to addresses fairly the interests of all Clients in strategies subject to the policy when a potential Conflicting Position is detected. Conflicting Trades proposed by a portfolio management team and detected by LAM will be approved under the Procedures before they are established in Client portfolios.

8.Off Premise and After Hours Trading

From time to time, Fixed Income Teams will need to enter trades outside of LAM’s offices or after U.S. market hours. In each such case, the relevant Portfolio Manager will be required to enter the trade through the Bloomberg order management system to initiate pre-

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trade compliance checks during U.S. market hours. The trade can remain on the Fixed Income trade blotter until execution after hours.

As described above, in exceptional circumstances, Fixed Income Teams may execute an order with a dealer before it is entered into the Bloomberg system so long as the trade is memorialized in Bloomberg AIM. The order must be submitted through the Bloomberg order management system within 24 hours of the trade’s execution.

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LAZARD ASSET MANAGEMENT LLC

Best Execution, Directed Brokerage and Research Services

Compliance Manual Section 16

Best Execution – Generally. Pursuant to guidance from the SEC, LAM seeks to “execute transactions in such a manner that the Client’s total cost or proceeds in each transaction is the most favorable under the circumstances.”

LAM also submits orders to brokers on behalf of Clients contracted with affiliates regulated under the EU’s Markets in Financial Instruments Directive II (“MiFID II”). Under MiFID

IIinvestment advisers similarly will take into account many factors when determining whether they have taken “all sufficient steps” to seek best execution on Client transactions, including: price, transaction costs, speed to market, trade size, the nature of the trade, and all other relevant execution considerations. LAM’s trading process is also designed to take into account the characteristics of Clients in an order, the financial instruments in the order, and the counterparties appropriate to execute an order.

LAM’s approach to seeking best execution is based upon a number of quantitative and qualitative considerations that we believe are consistent with both the SEC and MiFID II standards. These considerations are reflected in the processes it has adopted to build Client orders and selecting approved execution. They are also reflected in LAM’s process for evaluating the capabilities of execution counterparties.

Under SEC regulatory guidance, LAM also may consider the quality of research services provided by a broker when evaluating the quality of its services, and LAM maintains a program to acquire qualified research services through brokerage credits pursuant to the safe harbor created by Section 28(e) of the Securities Exchange Act of 1934. Nevertheless, due to distinctions between US law and MiFID II, LAM has separated its evaluation of broker execution services from its evaluation of broker research services.

Trades for Client accounts are executed only by broker-dealers approved by LAM’s Operations Department and Legal & Compliance Department.

The Head of Equity Trading and the lead Fixed Income trading personnel have primary responsibility for ensuring that the firm seeks best execution is sought for Client equity and fixed income orders, respectively. The Equity Brokerage Committee will monitor LAM’s efforts to seek best execution with respect to equity trading and the Fixed-Income Brokerage Committee will monitor LAM’s best execution process with respect to fixed- income trading. The firm’s Counterparty Risk Committee also reviews the capabilities and general performance of execution counterparties.

Best Execution – Equities.

LAM’s equity traders employ trading procedures that are designed to seek best execution. The firm’s approved brokers offer high-touch/full-service execution services, algorithmic execution services, Alternative Trading Systems and other low-touch/low-commission execution platforms. The traders will select a counterparty and a level of execution service deemed appropriate for a particular order based upon the considerations LAM believes to

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be relevant. The overall quality of execution is reviewed by Equity Trading Desk personnel as a regular part of its activities. Their reviews are informed, in part, by transaction cost analysis data provided by an external vendor.

LAM’s equity trading personnel participate in a semi-annual survey designed to evaluate a range of execution services provided by each approved broker. Employees are not permitted to consider those brokers’ sales of Lazard funds or investment services when responding to the survey.

The results of the internal survey (also called the “trader vote”) are considered when LAM (via the Equity Brokerage Committee) ranks approved execution brokers. The brokers receiving the highest rankings are normally expected to receive the largest share of Client equity orders until the next trader vote is taken, subject to the firm’s ongoing evaluation of the brokers’ performance.

LAM’s equity traders employ trading procedures that are designed to seek best execution. The firm’s approved brokers offer high-touch/full-service execution services, algorithmic execution services, Alternative Trading Systems and other low-touch/low-commission execution platforms. The traders will select a counterparty and a level of execution service deemed appropriate for a particular order based upon the considerations set forth in this Section. The overall quality of execution is reviewed by Equity Trading Desk personnel as a regular part of its activities. Their reviews are informed, in part, by transaction cost analysis data provided by an external vendor.

LAM has an Equity Brokerage Committee that meets at least once a quarter to oversee and assess the services provided by equity counterparties, including equity brokers which help the firm acquire research services through commission sharing arrangements.

Among other things, the Committee reviews the firm’s list of approved brokers, the performance of brokers pursuant to our best execution policies, and information related to commission sharing arrangements that LAM has in place with certain approved brokers. The Committee also reviews the results of the semi-annual trader survey, which is designed to evaluate the execution capabilities of approved brokers. The Committee members include senior representatives from Equity Trading, Legal and Compliance, and Operations. Representatives from Portfolio Management and Research teams participate in the portion of Committee meetings devoted to regulatory and operational discussions, but do not take part in discussions relating to the evaluation, selection or compensation of brokers.

The Equity Brokerage Committee also reviews global brokerage commission rates to determine whether they meet market standards. The Committee also receives various reports from the firm’s Chief Compliance Officer, including annual reporting concerning the firm’s directed brokerage policy adopted pursuant to Rule 12b-1(h) of the Investment Company Act of 1940 and certain requirements set for in the Compliance Manual.

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Best Execution – Fixed Income & Other Assets. Virtually all available regulatory guidance regarding best execution focuses on transactions in equity securities and the use of equity commissions to acquire research services. However, unlike equity securities, fixed income securities are largely traded in over-the-counter markets with various degrees of transparency and less access to electronic trading venues. Further, transaction costs for fixed income securities, unlike equity trading commissions, are embedded into the bid/offer spread and are not normally used to acquire research services.

Given these distinctions, the Asset Management Group of the Securities Industry and Financial Markets Association (“SIFMA”) has suggested that investment advisers adopt procedures to seek best execution and evaluate fixed income dealers that are tailored to their fixed income investment activities. Consistent with the SIFMA guidance, LAM has adopted the practices to seek best execution for fixed income and other assets (such as OTC derivatives) which include, but are not limited to, seeking multiple bids and offers; selection of dealer, and senior oversight,

Soft Dollars. Section 28(e) of the Exchange Act provides a safe harbor, which allows an adviser to pay more than the lowest available commission to a broker-dealer in return for research products (proprietary and third-party) and services. LAM receives research and brokerage products and services from certain brokers pursuant to soft dollar arrangements. LAM pays in hard dollars for the portion of any product or service that is non-research. Soft dollar practices are reviewed periodically by the Legal & Compliance Department. LAM discloses its brokerage practices, including its use of soft dollars, in its Form ADV Part 2A.

Certain jurisdictions outside of the U.S. including where LAM has affiliate offices and Clients are located, have adopted regulations applicable to research services that are inconsistent with the Section 28(e) safe harbor. In particular, rules adopted under the MiFID II regime that are effective in 2018 will not allow LAM’s affiliates in the U.K. and European Union to acquire external research services in the same manner permitted by Section 28(e). LAM’s affiliates subject to Section 28(e) will continue to acquire research pursuant to the safe harbor, and LAM’s affiliates subject to the MiFID II rules will comply with those rules when acquiring research, which may involve those affiliates paying brokers directly from their P&L for research. Due to such regulatory differences, Clients subject to Section 28(e) will pay research-related commissions whereas clients in MiFID II jurisdiction may not. Despite these differences, LAM expects that overall commission rates charged to similarly situated Clients for execution services will be the same and that clients subject to Section 28(e) should pay less overall transaction charges to brokers over time.

Commission Sharing Agreements. A commission sharing agreement (“CSA,” and sometimes called a client commission agreement) is a contract between an asset manager and a broker-dealer, under which the manager instructs the broker-dealer to allocate a certain portion of client equity commissions to firms that provide research services to the manager. LAM has CSAs in place with broker-dealers and uses them to acquire broker

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proprietary research services and third-party research services. All CSAs are negotiated and approved by the Legal & Compliance Department. LAM’s Operations Department utilizes the Commcise system to track CSA balances at brokers and the allocation of those CSA balances to research providers.

Semi-Annual Research Survey/Evaluation. On a semi-annual basis, LAM equity investment professionals take part in a survey designed to place value on the broker proprietary research services they received in the preceding six months. The results of the survey help determine, in part, which research providers will receive CSA payments from brokers. Broker research services used by LAM’s equity investment professionals is tracked by the Commcise system, which also facilitates the evaluation/survey. Additionally, LAM’s Research Services Coordinator will incorporate information relating to third party research subscription services into the Commcise system for tracking consumption and in order to deduct related CSA dollar amounts from the research targets assigned to the applicable investment professional or group of investment professionals.

Reconciliation & Reporting. LAM’s Operations Department is responsible for reconciling LAM’s soft dollar arrangements, including reconciling statements received from soft dollar brokers. On a monthly basis, the Operations Department reconciles the amount of soft commissions credited to each broker via Commcise. The payments made by the broker for each service is also reconciled with LAM’s approved soft dollar report and the result of the semi-annual research survey conducted via Commcise. In addition, the Equity Brokerage Committee will review a detailed soft dollar report on a quarterly basis, which in addition to the percentage of the service relating to research and the service period for each arrangement, also shows the current annual hard dollar cost of each service, the year-to- date payments made by the broker for each service, and the difference between these two amounts. These reports are maintained by LAM’s Operations Department and essentially serve as a reconciliation of all soft dollar arrangements showing the debit or credit due to each broker.

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LAZARD ASSET MANAGEMENT LLC

Counterparty Risk Policies

Compliance Manual Section 17

LAM’s counterparty trade exposure monitoring program (the “Program”) provides the framework for selecting and monitoring brokers with whom LAM does business. The Program is a multi-tiered process that supports LAM’s overall risk management process. The components of the Program include: (i) broker approval and selection; (ii) broker monitoring; and (iii) measurement and monitoring of counterparty trade exposure.

Broker Selection and Approval. The foundation of LAM’s counterparty trade exposure monitoring program is the due diligence involved in the broker selection and approval process. LAM’s trading systems permit trading only with approved brokers. New brokers may be added subject to a formal review process. A New Broker Request Form must be completed. The acceptance process includes a review of the broker’s financial strength and standing in the financial community. As part of this process, each broker’s financial statements and regulatory filings are reviewed. When selecting a broker, no consideration will be given to whether such broker provides sensitive corporate information or the content of such information. A recommendation is then submitted to Global Head of Technology & Operations and the Chief Compliance Officer for final review.

Broker Monitoring. The broker monitoring process is accomplished through a variety of ongoing activities, including the assessment of regulatory filings and financial statements. LAM collects financial information from approved brokers to monitor their continued financial stability. Updated information regarding brokers is reviewed for any material changes to the condition of the broker (including financial strength, regulatory net capital, standing in the financial community, and ratings by agency) that would warrant a recommended change to the approved list. Any proposed modifications to the approved broker list must be approved by the Global Head of Technology & Operations and the Head of Equity Trading (or a senior equity trader) or a senior Fixed Income investment representative. In addition, on a quarterly basis, the firm’s Counterparty Risk Committee meets to review the approved broker list, information concerning counterparty credit and financial information, and counterparty exposures, among other topics.

Measurement of the Gross Value of Unsettled Trades. In addition to monitoring the financial stability of its counterparties, LAM generates daily reports which are used to monitor the gross value of unsettled equity and fixed income trades by settlement date and the forward foreign exchange mark to market exposure by Client and counterparty. The forward foreign exchange mark to market exposure reports are aged by 30, 60, 90 and greater than 90-day time periods. These reports are distributed via email to all relevant parties, including Equity Trading, Fixed Income Trading, Forward Foreign Exchange Trading, Risk Management, the Global Head of Technology & Operations, and other staff. Counterparty reports, including the above mentioned reports, and other related information is also reviewed and discussed quarterly by the Firm’s Counterparty Risk Committee.

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Principal, Agency and Cross Transactions

Compliance Manual Section 18

The Investment Advisers Act, the Investment Company Act and ERISA all restrict when trades can be done with affiliates of a registered investment adviser as principal or agent, and restrict when a registered investment adviser can cross transactions between advised accounts.

Principal Trades. Transactions (most typically in convertible bonds) where Lazard Freres

&Co. acts as principal (including a riskless principal transaction) are prohibited for any of the following Clients for which LAM acts as a discretionary investment manager or for which it otherwise has fiduciary obligations, including: (i) pension plans subject to ERISA (including IRAs); (ii) pension plans of state or local governments, and (iii) investment companies subject to the Investment Company Act.

Agency Transactions. The following special rules must be applied to registered investment companies:

(a)for exchange-traded securities, commissions received by Lazard Freres & Co. must be reasonable and fair compared to the commissions received by other brokers on similar exchange traded securities during a comparable period of time;

(b)for non-exchange traded securities, the compensation cannot exceed the lesser of a best execution rate or 1% of the transaction price. Transactions in non-

exchange traded securities, however, should not be undertaken on an agency basis if they would normally be traded on a principal basis unless the Client will receive best execution while executing such trades on an agency basis; and

(c)generally has to be done in accordance with policies approved by the Board of Directors of the investment company, which, among other things, require approval of the Treasurer of the relevant investment company.

Cross Transactions. Cross transactions between an investment company registered under the Investment Company Act of 1940 and another account managed by LAM may be permitted pursuant to Rule 17a-7. Note that such circumstances are limited and must be done in accordance with the Fund’s adopted procedures and the approval of LAM’s Chief Compliance Officer or General Counsel or his/her designee.

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Investment Guidelines & Related Procedures

Compliance Manual Section 20

LAM’s objective is to ensure that all investment decisions are made, and Client securities transactions are recommended or effected, consistent with: (i) the stated investment objective of the Client; (ii) any stated investment restrictions of the Client; (iii) any approved or prohibited investment techniques for the Client’s account; and (iv) applicable regulatory requirements (i.e., ERISA, Investment Company Act, Investment Advisers Act, general fiduciary duty), and LAM in-house rules.

Procedures and Responsibilities. It is the responsibility of the Marketing Associate, or anyone else who has received new or amended investment guidelines (e.g., Alternative Investment Operations), to promptly direct such guidelines to the Legal & Compliance Department, Portfolio Management team, Portfolio Implementation Group, and the Account Services Group. All guidelines must also be accompanied with a routing form to document each business group’s review and approval. Revisions to proposed guidelines will be discussed amongst the relevant teams and then promptly communicated to the Client by the Marketing Associate or other appropriate LAM representative. After the Legal & Compliance Department and Portfolio Management approve guidelines and the guidelines have been executed, they are forwarded to the Client by the Marketing Associate or the Account Services Group for signature and such guidelines will be implemented by the Portfolio Manager or Portfolio Investment team. LAM Compliance is responsible for coding guidelines into the Compliance Systems. The Account Services Group (themselves or through State Street IMS) are responsible for coding all other Client information into the various LAM databases.

Updates to Client Guidelines. The Marketing Associate, or anyone else who has received updated or amended investment guidelines is responsible for distributing the changes in writing to the Legal & Compliance Department, Portfolio Management team, Portfolio Implementation Group and the Account Services Group. The Account Services Group is responsible for creating an electronic document via the OASIS System, for review. All changes and updates must be reviewed and approved before implementation. Guidelines will not be changed in the Compliance Systems and the LAM databases without written communication from or to the Client acknowledging the update.

Record Retention. The Account Services Group retains all guidelines in each Client file. This should include copies of emails, Client correspondence, and any other documents with regard to guidelines and amendments thereto.

Breach of Investment Guidelines. The Legal & Compliance Department should be informed immediately of any breaches or suspected guideline breaches.

Prohibited Portfolio Pumping & Window Dressing. LAM’s objective is to ensure that all investment decisions are made, and Client securities transactions are recommended or effected, consistent with the objectives of the Client. Therefore is shall be prohibited to

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engage in unlawful portfolio pumping or window dressing in Client accounts. Suspected or known instances of portfolio pumping and window dressing (or any other similar manipulation of trading in Client accounts) should be immediately disclosed to the Legal & Compliance Department.

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Procedures for Trade Errors and Investment Guideline Breaches

Compliance Manual Section 21

It is LAM’s general policy to memorialize errors and breaches for which it is responsible, and to take action to limit losses suffered by a Client as a result of errors or breaches made by LAM. If a breach or error caused by LAM’s negligence creates a loss for a Client, it is generally the intent of the firm to take action that will return the Client to the position it was in before the loss occurred, including making a reimbursement payment. If the breach or error was caused by a third party, LAM generally will look to the third party to take corrective action. If a profit arises from a breach or error, in most cases, review of the facts and circumstances will determine that the Client will retain the profit. Gains and losses arising from the same error or series of errors may be netted when calculating the reimbursement to a Client, consistent with applicable law and industry practice. The firm’s resolution of breaches and errors will take into account applicable laws. LAM’s Global Head of Technology & Operations and Chief Compliance Officer (or in his/her absence General Counsel) are responsible for any determination to reimburse Clients for any loss as a result of a breach or error as appropriate. Fiduciary activities that are not directly related to a trade (e.g., misreporting data that others rely upon) may form the basis for an error under these procedures. But other conduct – such as the firm’s good faith failure to achieve an investment objective or good faith mistakes in judgment concerning an investment analysis or forecast – shall not form the basis for a trade error. Further, under certain circumstances, a breach or trade error may not require the completion of a Global Error Report.

Procedures. It is LAM’s general policy to correct all breaches and errors as soon as possible upon discovery. Upon discovery, the proper steps should be taken by either the person responsible for the breach or error, or by any other person discovering the breach or error. The Procedures provide that the portfolio manager or trader responsible for the breach or error must complete a Global Error Report, which should record any corrective and preventive actions taken and should attach any documentation supporting the calculation of the breach or error amount. The Compliance Department and the Global Head of Technology & Operations retain the Global Error Report and its supporting documentation.

Correction of Errors. If the breach or error is discovered before the transaction has settled, LAM normally will attempt to cancel and correct the transaction before the trade is confirmed and settled. If a transaction has settled and the breach or error was caused by LAM, the transaction should generally be corrected by repurchasing the security sold in error or selling the security purchased in error. In most cases, and if the facts and circumstances dictate, profits resulting from the transaction will remain with the Client.

Reallocation. Reallocations are permitted only under the circumstances set forth in the Procedures. The circumstances underlying the reallocation must be set forth in the Global Error Report Any change in an allocation, other than as a result of a partial fill or a clerical error, will require the approval of LAM's Chief Compliance Officer (or his/her designee, which shall include the General Counsel). In no event may a reallocation occur, including

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for reasons of error correction, unless the account receiving the reallocation is not harmed by the reallocation.

Foreign Exchange. Generally, if a foreign exchange trade is not correctly completed by LAM, leaving the Client short of foreign currency and long of base currency, LAM's general policy is to evaluate the circumstances, which often involves giving the Client the rate at the close of the day LAM should have traded.

Dealings with Broker-Dealers. Broker-dealers may assist LAM in rectifying a trade error on favorable terms; however, the Legal & Compliance Department should be consulted before contacting the broker-dealer; however, the Procedures require that the Legal & Compliance Department be consulted before contacting the broker-dealer. Broker-dealers may be held responsible for a loss resulting from a trade error if actions of such broker- dealer contributed to the error or the loss.

Changes to Procedures. In the event that enhanced procedures or controls are required as a result of the breach or error, the portfolio manager or trader involved is required to ensure that any new procedures are documented and circulated in accordance with the Procedures.

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Securities Valuation

Compliance Manual Section 22

The securities and other assets held in Lazard Asset Management’s (LAM) Client portfolios are generally valued using pricing from independent sources. In cases where independent pricing sources are unavailable, LAM may need to fair value holdings pursuant to its procedures and/or best industry practices. The valuation of the Lazard Mutual Fund portfolios are overseen by the firm’s Valuation and Liquidity Committee and Valuation Sub-Committee, pursuant to procedures adopted by the Funds’ board of directors. The Valuation Sub-Committee also will assist the valuation of securities held in U.S. mutual fund portfolios for which LAM acts as sub-adviser. The valuation of holdings in Institutional Client portfolios is overseen by LAM’s Operations Department (as described below) in consultation with the Valuation Sub-Committee Members. Similarly, the valuation of holdings in LAM’s Alternative Investment portfolios are overseen by LAM’s Operations Department also in consultation with the Valuation Committee.

Institutional Client Portfolios: LAM has outsourced certain aspects of its institutional operations to State Street Investment Manager Services (“IMS”) and the relevant IMS group is referred to as the Security Master File Operations Department (“SMFOps”).

IMS operates under a Pricing Services Agreement with LAM (“PSA”), and it interacts on a daily basis with authorized operations personnel within SMFOps.

The SMFOps group at IMS provides a centralized control for all security pricing recorded on Portia, LAM’s portfolio accounting system. Prices are obtained daily from recognized industry pricing vendors via automated systems, pursuant to the PSA. Vendor prices and data are collected by IMS and communicated to LAM for its use. All prices are applied by SMFOps to Portia via LAM’s Market Data Import Selection System (“MDISS”). SMFOps personnel monitor the integrity of prices and data received and recorded on Portia.

At times, accounts may hold securities for which a pricing vendor does not provide a price. In such cases, SMFOps will research various sources, including brokers making a market in the particular security, to obtain prices. LAM’s Operations Department in conjunction with the appropriate LAM Portfolio Managers and LAM’s Risk Management personnel approve prices from broker and/or other alternative sources. Prices obtained from vendors or other third party sources may only be changed pursuant to the procedures outlined below. Only SMFOps is authorized to update Portia’s prices through a manual process.

Institutional Pricing Sources

LAM’s institutional Client pricing function receives and relies on pricing information from a variety of industry-recognized pricing vendors. If a particular vendor does not provide a price, then MDISS will move to the next vendor, and so on. Manual overrides to prices provided by the vendors, or use of broker-provided prices, are to be approved by LAM before applied by IMS to Client accounts.

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SECURITY TYPE	PRIMARY VENDOR SOURCE

EQUITIES

U.S. Listed Equities and Listed ADRS	Refinitiv US LLC

U.S. OTC Equities (Nasdaq)	Refinitiv US LLC

Foreign Equities	Refinitiv US LLC

Unlisted ADRs	ICE

FIXED INCOME

Municipal Bonds	ICE

U.S. Bonds (Treasuries, ABS,
Corporates, MBS)	ICE

Emerging Market Debt Securities	JPM Pricing Direct

Eurobonds/Foreign Bonds	ICE

OTHER

Options Contracts	ICE Data Derivatives

FX Options Contracts	S&P Global

Futures Contracts	Refinitiv US LLC

Swaps	S&P Global

Spot/Forward Exchange Rates for	WM Company
Valuation

Prices Provided by Other Sources

There may be times when accounts may hold securities for which a pricing vendor has not supplied a price pursuant the automated systems. In this case, SMFOps personnel will research alternative recognized sources to obtain a reliable price. These “manual prices” must be approved by two senior LAM operations personnel, who will confirm that the source of the price is valid and reliable. A third person within SMFOps verifies that the price update is correctly reflected on Portia. Additionally, such manual pricing will be subject to the approval of the Valuation Committee or sub-committee. SMFOps maintains a log of all manually priced securities.

A price challenge will be issued to the vendor via IMS. Any price challenge will be reviewed / approved by the Valuation Committee.

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Changes to Prices

On occasion, a portfolio manager may believe that a vendor-supplied price is incorrect. In that case, an alternative price must be supported by documentation provided by an alternative source approved by the Valuation Committee. The price change must be approved by the Valuation Sub-Committee and /or the Chief Compliance Officer.

Reviews

Daily exception reports are generated from Portia. These reports identify price variances and stale and unchanged prices that SMFOps reviews for price validation and for alternative price sources. Any necessary price updates are subject to the pricing policies and the review and approval process defined for Daily Operations consistent with the applicable IMS Service Level Agreement.

Lazard Mutual Funds & Sub-Advised Portfolios: The board of the Lazard Mutual Funds has adopted the securities valuation procedures that, among other things, establish the Valuation Committee and Valuation Sub-Committee noted above. The Committee and the Sub-Committee oversee and implement securities valuations for the Funds, pursuant to the procedures. The Committee and/or Sub-Committee also assist as appropriate with the pricing of securities held in U.S. mutual fund portfolios for which LAM acts as sub- adviser as well as other portfolios.

Lazard Alternative Investments Services: The Alternative Investment Operations group within the Operations Department has adopted procedures designed to value the securities held in the portfolios of LAM’s alternative investment Clients. The group is responsible for maintaining and applying the procedures, and escalating pricing issues to the Valuation Committee.

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Global Proxy Voting Policy Summary

Compliance Manual Section 23

Updated March 30, 2020

Introduction

Generally, LAM is granted proxy voting authority under its Client agreements and LAM generally accepts the responsibility to vote proxies on behalf of any Client. As a fiduciary, LAM votes proxies in the best interests of its Clients. LAM has adopted a Global Proxy Voting Policy (the "Policy") that discloses how our investment professionals generally will vote on types of proposals, governs how LAM resolves conflicts arising from proxy voting, and refers to steps our Proxy Operations team takes to implement the Policy and LAM's votes. Our voting activities and voting policies are overseen by LAM's Proxy Committee, which meets at least quarterly.

LAM manages assets for a variety of Clients, including individuals, Taft-Hartley plans, governmental plans, foundations and endowments, corporations, investment companies and other collective investment vehicles. Absent specific guidelines provided by a Client, or an approved decision to split LAM's votes, LAM's general Policy is to vote proxies on a given issue consistently for all of its Clients. The Policy is based on the view that, in its role as investment adviser, LAM must vote proxies based on what it believes will maximize shareholder value as a long-term investor, and that the votes it casts on behalf of all its Clients are intended to accomplish that objective.

To assist it in its proxy-voting responsibilities, LAM continues to subscribe to several research and other proxy-related services offered by Institutional Shareholder Services, Inc. ("ISS"), one of the world's largest providers of proxy-voting services. ISS provides LAM with its independent analysis and recommendation regarding virtually every proxy proposal that LAM votes on behalf of its Clients, with respect to both U.S. and non-U.S. securities. LAM also continues to use the ISS operations platform to submit its proxy votes

LAM's Proxy Committee has approved specific proxy voting guidelines regarding the most common proxy proposals (the "Approved Guidelines"), which are set forth in the Policy. These Approved Guidelines provide that LAM generally should vote FOR a particular proposal, AGAINST a particular proposal, or that the proposal should be considered on a case-by-case basis.

Conflicts of Interest. The Policy recognizes that there may be times when meeting agendas or proposals create the appearance of a material conflict of interest for LAM. Should the appearance of such a conflict exist, LAM will seek to alleviate the conflict by voting consistent with an Approved Guideline (to vote for or against), or, in situations where the Approved Guideline is to vote case-by-case, with the recommendation of an independent source, currently Institutional Shareholder Services ("ISS"). If the recommendations of the two services offered by ISS, the Proxy Advisor Service and the Proxy Voter Service, are not the same, LAM will obtain a recommendation from a third independent source that provides proxy voting advisory services, and will defer to the majority recommendation. If a third independent source is not available, LAM will follow the recommendation of ISS's Proxy Advisor Service, or also may abstain.

Funds. Each Fund is required to file a Form N-PX by August 31 each year containing a complete proxy voting record of the Fund for the twelve-month period ended the previous June 30. LAM's Proxy Operations team is responsible for maintaining the data necessary to complete this form and to work, in conjunction with ISS and Glass Lewis, to generate the required information and to file this form annually. In addition, in the Fund's annual and semi-annual report to shareholders and in its Statement of Additional Information ("SAI"), the Fund must include a statement indicating how to obtain the proxy voting record of the Fund for the most recent twelve-month period and that such record is available without charge. It should also indicate that such information is available on the SEC's website. The Legal & Compliance Department is responsible for ensuring that such information is included in the annual and semi-annual reports and in the SAI.

Amendments to Policy

In March 2020, LAM revised its Policy to amend Approved Guidelines for the following areas:

- ***Routine Items:*** The types of routine items recommended by management that LAM generally will vote FOR were clarified to include items such as the timing of meetings, the approval of regular-course audit reports and similar reports.

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ASSET MANAGEMENT

Lazard Global Proxy Voting Policy

- ***Amendments to Charters and Policies:*** A new section of Approved Guidelines was added for this category of proposal, noting that LAM generally will vote FOR amendments driven by regulatory changes and the like, and that LAM generally will vote AGAINST amendments to by-laws and the like which lack sufficient disclosure.
- ***ESG Items:*** Although many ESG issues will remain case-by-case votes, the Policy now notes that LAM generally will vote FOR items that ask companies to increase ESG disclosures, approve anti-discrimination policies, improve a company's ESG risk management, and the like.
- ***Certain Shareholder Proposals:*** The Policy was amended to add a new section of Approved Guidelines on shareholder proposals, identifying items LAM generally will vote FOR and generally will vote AGAINST.

Overall, the Policy updates were designed to provide better disclosure of LAM's expected votes on environmental, social and corporate governance ("ESG") matters and certain common types of shareholder resolutions. The updates also aim to reduce the number of potential case-by-case referrals for routine items. By reducing case-by-case referrals, the revisions intend to allow LAM's analysts and portfolio managers additional time to research agenda items that warrant more of their time.

The Policy's ESG-related updates were the product of discussions led by LAM's Co-Heads of Sustainable Investment, and involved consultations with an outside expert. The revisions were presented to the firm's Proxy Committee and Investment Counsel before they were adopted.

Important Information

All sources Lazard Asset Management unless otherwise noted.

Published on 16 April 2020.

This document reflects the views of Lazard Asset Management LLC or its affiliates ("Lazard") based upon information believed to be reliable as of 30 March 2020. There is no guarantee that any forecast or opinion will be realized. This document is provided by Lazard Asset Management LLC or its affiliates ("Lazard") for informational purposes only. Nothing herein constitutes investment advice or a recommendation relating to any security, commodity, derivative, investment management service or investment product. Investments in securities, derivatives and commodities involve risk, will fluctuate in price, and may result in losses. Certain assets held in Lazard's investment portfolios, in particular alternative investment portfolios, can involve high degrees of risk and volatility when compared to other assets. Similarly, certain assets held in Lazard's investment portfolios may trade in less liquid or efficient markets, which can affect investment performance. Past performance does not guarantee future results. The views expressed herein are subject to change, and may differ from the views of other Lazard investment professionals.

This document is intended only for persons residing in jurisdictions where its distribution or availability is consistent with local laws and Lazard's local regulatory authorizations. Please visit www.lazardassetmanagement.com/globaldisclosure for the specific Lazard entities that have issued this document and the scope of their authorized activities.

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Class Action Settlement Claims & Procedures

Compliance Manual Section 24

From time to time, Class Actions are brought against issuers whose securities were acquired by LAM as investments for Clients. As an investor or shareholder, LAM and its Clients may be deemed putative members of the potential plaintiff class. The Firm has adopted these guidelines to establish policies and procedures for monitoring Class Actions and participating in such actions when appropriate.

Generally. It is LAM’s general policy to timely file all valid “Proofs of Claim” and to participate in all applicable Class Action settlements on behalf of its Clients. It is LAM's general policy not to actively seek or accept designation as lead or co-lead plaintiff in Class Actions, except in those instances where such status is determined by senior management and the Legal & Compliance Department to be in the best interest of its Clients.

On an ongoing basis, LAM’s Settlements Department shall review all Proofs of Claim and the Legal & Compliance Department shall review all Class Action Notices it receives. In cases where LAM is one of the largest institutional shareholders or where LAM has a unique or significant interest in the company, LAM will analyze: (i) the merits and validity of the claim; (ii) the percentage ownership of the security across all LAM managed accounts (during the applicable Class Action period); and (iii) any such other factors the Firm deems necessary.

The Legal & Compliance Department is responsible for consulting with LAM’s investment professionals, senior management and outside counsel regarding such participation; determining whether lead plaintiff status should be sought; and, if necessary, getting consent from eligible Clients to seek such status. LAM’s Settlements Department is responsible for the timely filing of all Proofs of Claim on behalf of eligible Clients. LAM’s Settlements Department is responsible for maintaining all books/records applicable to the filing of such Proofs of Claim, including, but not limited to, the name of the security, the filing date, the identity of any Client Lazard files on behalf of, and records relating to any disposition of proceeds from a particular settlement (cash or securities). The Legal & Compliance Department shall be responsible for maintaining all books/records relating to the decision to file for lead or co-lead plaintiff status, if necessary.

Proceedings Outside of the United States. LAM does not monitor securities litigation taking place outside of the United States. Generally, LAM does not attempt to seek settlement assets or join litigation proceedings outside of the United States to obtain recoveries for its Clients. Any participation by LAM in a securities litigation proceeding outside of the United States must be evaluated and approved by LAM’s General Counsel, who may impose conditions on that participation.

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Trade Reconciliation / Client Reporting / Regulatory Reporting

Compliance Manual Section 25

Records for all Client accounts, other than online wrap accounts, are maintained on the portfolio management and accounting system used by State Street IMS, currently Portia for certain accounts and RKS, State Street IMS’s portfolio accounting system for others (the “Accounting Systems”). On at least a monthly basis, the Account Department at IMS reconciles the Accounting Systems security positions and cash to outside custodian records to identify and resolve any discrepancies. The reconciliation process includes the review of cash balances, transactions, security positions, corporate actions, cost information and total market value.

Reconciliation. The Accounting Department at State Street IMS performs automated reconciliations using the Staars system with custodian banks that have SWIFT messaging capability and custodian banks that send proprietary electronic files. For custodians that send paper bank statements, the Accounting Department at IMS performs reconciliations by comparing the Accounting System’s information with bank statement information in reconciliation templates. The preparer and supervisor are required to review and authorize all reconciliations, electronic and manual.

Regulatory Reports. LAM is responsible for the following types of governmental or self- regulatory organization reporting:

1. 13F. Pursuant to Section 13(f) of the Exchange Act, the Legal & Compliance Department reports holdings of Section 13(f) securities on a quarterly basis. 13F securities are published by the SEC on the Official List of Section 13(f) Securities and is available shortly after the end of each calendar quarter on the SEC’s website. The Official List of 13F Securities includes primarily U.S. exchange traded stocks, shares of closed-end investment companies and shares of exchange- traded funds. LAM’s process for collecting the holdings data for 13F filings is to generate files that attribute securities holdings to individual client accounts.

2.LAM has adopted data integrity checks that must be performed prior to submitting Form 13F to the Commission. These data integrity checks include: (1) a quarterly client account comparison designed to highlight client accounts (and holdings) that are missing from files quarter over quarter; (2) alerts generated for the relevant members of LAM’s Technology Department that identify unreconciled client accounts to ensure all relevant holdings are pulled into the files used to facilitate 13F filings and (3) alerts generated for LAM’s Accounting

Department that identify balanced accounts whose equity and fixed income sleeve holdings have not been pulled into the files used to facilitate 13F filings.

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3. 13G. The Legal & Compliance Department reports certain holdings that exceed 10% on an aggregate basis on Form 13G. This report may be filed monthly if the percentage holding changes by more than 5% from the previous 13G filing. An annual filing is required for each security where LAM beneficially owns in the aggregate more than 5% of the outstanding voting securities of an issuer.

4. 13D. The Legal & Compliance Department reports on a case-by-case basis certain holdings exceed 5% of the outstanding voting securities of an issuer.

5. 13H. LAM has identified itself to the SEC as a “large trader” by filing an Initial

Form 13H. The Legal & Compliance Department has an obligation to file (i) an amended Form 13H in the event that any materials information contained in its Form 13H becomes inaccurate for any reason and (ii) an Annual Form 13H to ensure the accuracy of all the information reported to the SEC. As a large trader, LAM is assigned a Large Trader Identification Code that is disclosed by LAM to each U.S. registered broker-dealer effecting transactions in NMS securities on its behalf.

6.Foreign holdings. Many foreign countries require reports similar to those described above.

7.Form 3. Form 3, officially called the Initial Statement of Beneficial Ownership of Securities, is filed by the Legal & Compliance designee and is used to report all 10% owners, Directors, Officers and others (also called insiders) where an individual could directly or indirectly influence a public company’s operations. A

Form 3 should be filed within 10 days of becoming an "insider" and must be filed even if the individual does not own any shares or interest.

8.Form 4. Form 4, officially called a Statement of Changes in Beneficial Ownership of Securities, is filed by the Legal & Compliance designee and is used to report an insider’s purchases and/or sales of shares or interest in a public company’s stock or fund after a Form 3 is filed. A Form 4 is filed no later than 48 hours after a transaction in which an individual is subject to Section 16 reporting.

9.Form PF – LAM’s Alternative Investments (AI) Operations Department will be primarily responsible to performing quarterly analysis and working with State Street to generate the Form PF, periodic reporting required for private fund managers that contains information deemed necessary to assist the Financial Stability Oversight Committee in assessing systemic risks. A Form PF Review Group, consisting of AI Operations, Legal & Compliance, Account Services and Risk Departments, provides oversight of the evaluation and reporting that LAM AI Operations performs.

10.Form CPO - PQR - On February 9, 2012, the CFTC approved changes to its regulations in order to increase its oversight of funds trading in “commodity interests” by requiring CFTC registrant to report through the NFA on Form PQR

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(adopted as Appendix A to CFTC Part 4 Regulation) certain data collection and risk reporting for the CPO and the commodity pools it operates. To avoid duplicative filing of certain subsections in both Form PF and Form PQR, LAM, as a dually registrant, shall satisfy its filing obligation under Form PQR by filing applicable sections on Form PF with respect to CFTC registered commodity pools it operates and complete the Form PQR with required information limited to Schedule A and Schedule of Investments (and not schedules B and C which are substantially covered on Form PF).

11.FATCA. The U.S. Foreign Account Tax Compliance Act (“FATCA”) was enacted with the primary goal of providing the U.S. Internal Revenue Service

(“IRS”) with an increased ability to detect U.S. tax evaders concealing their assets directly in foreign accounts or indirectly through offshore entities, including pooled investment vehicles, such as those managed by LAM or one of its global subsidiaries (collectively, “LAM”). FATCA imposes tax information reporting and withholding rules, as well as investor due diligence, documentation and reporting requirements. The consequences of non-compliance include being subject to or liable for a 30% withholding tax on fixed, determinable, annual, periodical (“FDAP”) income from U.S. sources and eventually on the gross proceeds from the sale of securities that could produce U.S.-source interest and dividends. In addition to FATCA, Common Reporting Standards (“CRS”) was released by the Organization for Economic Cooperation and Development

(“OECD”). CRS was designed to create a global standard for the automatic exchange of financial account information.

12.State/Municipal Lobbyist Reporting. To the extent that LAM employees are required to be registered as lobbyists with U.S. state or municipal regulators, LAM Compliance will facilitate the reporting required by those regulators.

13.Form D. Form D serves as the official notice of an offering of securities made without registration under the Securities Act in reliance on an exemption provided by Regulation D. More specifically, Rule 506 of Regulation D establishes a safe harbor for the private placement of securities under the Securities Act. LAM works with legal counsel supporting its private funds to handle these filings

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Market Timing and Late Trading

Compliance Manual Section 26

Market Timing. In recognition that market timing may negatively impact shareholders of mutual funds, it is LAM’s policy to discourage market-timing strategies involving shares of the Lazard Mutual Funds. Additionally, LAM Employees are prohibited from market timing or excessively trading shares of any mutual fund or entering into arrangements or understandings with any individual or entity to permit or facilitate market timing in the Lazard Mutual Funds or any other mutual fund.

Late Trading. LAM and LAM Securities prohibit late trading in shares of the Lazard Mutual Funds. Additionally, LAM Employees are strictly prohibited from engaging in late trading in shares of any mutual fund and from entering into arrangements or understandings on behalf of LAM with any individual or entity to permit or facilitate late trading in the Lazard Mutual Funds or any other mutual fund.

Selective Disclosure. LAM generally prohibits the selective disclosure of the portfolio holdings of (i) the Lazard Funds; (ii) any registered fund sub-advised by LAM; and/or (iii) any pooled investment vehicle managed by LAM. LAM employees are prohibited from entering into arrangements with any individual or entity to permit selective disclosure of the holdings of the Lazard Funds and any registered fund sub-advised or pooled investment vehicle managed by LAM unless (i) it constitutes an approved Permitted Disclosure set forth below, or (ii) it is pre-approved by the Legal & Compliance Department.

Conflicts of Interest. In order to avoid conflicts of interest between a Lazard Fund, on the one hand, and LAM or any affiliated person of the Lazard Fund or LAM, on the other, (1) disclosure of portfolio holdings information is made only when such disclosure is in the best interest of the Lazard Fund shareholders and the Lazard Mutual Fund has a legitimate business purpose for doing so, and (2) none of the Lazard Fund or LAM or their affiliates may receive any compensation in connection with an arrangement to make portfolio holdings information available.

Permitted Disclosures. The Manual describes the circumstances in which it may be appropriate for the firm to disclose portfolio holdings of the LAM Funds. Such circumstances are as follows: (i) after the Lazard Fund has filed its Form N-CSR and Form N-Q, which contains the portfolio holdings, with the Securities and Exchange Commission; and (ii) LAM may provide portfolio holdings information to service providers who provide necessary or beneficial services when such service providers need access to this information in the performance of their services and are subject to duties of confidentiality.

Compliance Review. The Legal & Compliance Department is responsible for reviewing and approving all new agreements or arrangements relating to the disclosure of the Lazard Mutual Funds’ portfolio holdings. Any exceptions to this policy must be authorized by the Lazard Mutual Funds’ Chief Compliance Officer or LAM’s General Counsel, as applicable, each of whom evaluates such disclosure in light of the best interests of the

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affected shareholders and any potential conflicts of interest. Any exceptions are then reported to the relevant Lazard Fund’s Board of Directors.

Recordkeeping. All records relating to market timing, late trading and disclosure of portfolio holdings shall be kept by the relevant LAM department and maintained in the manner and to the extent required by applicable law. LAM employees are under an obligation to forward records of any such activities or related documentation to the Legal & Compliance Department.

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Correspondence Policy

Compliance Manual Section 27

LAM’s correspondence with Clients, potential Clients and other third parties, must be accurate, not misleading, and otherwise consisted with LAM’s fiduciary duties. Correspondence also must be consistent with the other policies in this Compliance Manual as well as all applicable laws and regulations.

Electronic correspondence relating to the business of LAM or LAM Securities must be communicated via a system that the firm has sponsored and/or approved. Among other things, such approved systems will be subject to the firm’s information security controls, record-keeping requirements and monitoring tools. Currently, systems approved for electronic business communications include Lazard Outlook, Bloomberg Messaging and Symphony, and Chatter (associated with Compass (powered by Salesforce)). In particular, employees may not use their personal email accounts, unregistered social media accounts, or personal text messaging applications for any LAM business communications. Forwarding LAM documents or information to a personal email account, even if it is done to facilitate LAM business, is not permitted.

Most Client correspondence with substantive content should be sent to the Account Services Group so it may retain it in the applicable Client files and/or the Compass system.

Employee electronic communications over approved systems are monitored by the Legal

&Compliance Department, as well as certain FINRA-registered employees with supervisory responsibilities over employees with FINRA registrations. Managers and Supervisors who identify communications suspected of violating the firm’s policies, are required to escalate same to the Legal & Compliance Department.

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Client Complaints

Compliance Manual Section 28

Client complaints include, without limitation, any oral or written communication from a Client indicating dissatisfaction with LAM with regard to the services provided to the Client.

Reporting Requirements. The employee receiving a Client complaint is required to promptly communicate it to his/her supervisor, who will then notify the Chief Compliance Officer or General Counsel. Written communications from a Client related to a complaint should also be delivered to the Legal & Compliance Department promptly.

Responsibility for Responding to Client Complaints. The Chief Compliance Officer, will be responsible for determining any response to be made or actions to be taken concerning a Client complaint. Any written (and, to the extent practical, any oral) response to a Client complaint must be approved by the Legal & Compliance Department before it is transmitted.

Complaint Log. The Legal & Compliance Department will maintain a log of complaints received along with, as appropriate, related communications.

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Confidentiality & Security Generally

Compliance Manual Section 29

To comply with the requirements of Regulation S-P promulgated under the Gramm-Leach- Bliley Act, and to Part 160 of the CFTC Rules, as well as to safeguard non-public personal consumer information, LAM has implemented the following policies and procedures regarding the handling of non-public personal consumer and customer information and for the use of, and access to, such information. These policies and procedures are designed to help assure the confidentiality of information and to prohibit the disclosure of such information to non-affiliated third parties.

Confidentiality of Client Information / Client Privacy. "Non-Public Personal Information" as defined in Regulation S-P and Part 160 of the CFTC Rules, includes personally identifiable financial information, including any information a consumer provides to LAM to obtain a financial product or service; any information about a consumer resulting from any transaction involving a financial product or service between LAM and a consumer; or any information otherwise obtained about a consumer in connection with providing a financial product or service to that consumer.

Procedures:

To Safeguard Non-Public Personal Information. Generally, all personnel should maintain the confidentiality of information learned in the course of their employment with LAM, with particular care taken regarding Non-Public Personal Information. In order to preserve Client or LAM confidential information, personnel should avoid discussions of Non-Public Personal Information regarding Clients with, or in the presence of, personnel who have no need to know the information.

LAM personnel should limit access to offices, files or other areas where Non-Public Personal Information may be discussed or maintained, and only LAM personnel with a valid business reason for entering such location should be permitted. The Procedures state that all personnel have been given passwords for computer access, as well as for access to specific programs. Access to specific databases is to be given only to personnel who have a legitimate need for such information.

Distribution Of Non-Public Personal Information. As a general rule, LAM does not disclose, and no employee shall disclose, any Non-Public Personal Information to any third party. Non-Public Personal Information may be disclosed to affiliates of LAM, consistent with LAM's policies. Non-Public Personal Information may be disclosed to authorized service providers as necessary to effect, maintain, administer or otherwise service an account consistent with the authority granted by a consumer or pursuant to a consumer request in the ordinary course of business. When outsourcing responsibilities to third party service providers, care should be taken to limit the information provided only to what is reasonably necessary or appropriate in the circumstances. Such service providers should be required to hold such information in confidence. Non-Public Personal Information may

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also be disclosed, after being approved by the Legal & Compliance Department, in order to comply with any applicable legal requirements.

Information Security & Cybersecurity Controls. LAM believes that it has a mature and effective information security program (“Information Security Program”), comprised of defined procedures; annual independent penetration and vulnerability testing; and oversight by a full-time Chief Information Security Officer. The firm’s material information security procedures are set forth in the Information Technology Global Policies & Standards manual (“Lazard IT Policy”), which is implemented by the Technology Department and the Chief Information Security Officer.

The Information Security Program is designed to protect the firm’s assets, Clients (including without U.S mutual fund portfolios consistent with Rule 38a-1) and business partners, consistent with industry standards (including the National Institute of Standards and Technology Cybersecurity Framework) and guidance issued by the SEC’s Division of Investment Management. The Program is subject to ongoing assessment, as noted below, and adjustment by Technology Department personnel.

Key elements of the Information Security Program include the following:

i.Physical Security of IT Equipment. The firm’s servers and infrastructure equipment are located in data center facilities believed to be secure, subject to access restrictions and environment protection. Access to data centers and the operations processing location is restricted through access cards issued by the firm to specific personnel. Motion-engaged surveillance cameras monitor the data center rooms.

The firm’s network connectivity equipment is located in protected technology rooms which are also subject to access restrictions and environmental protection. Each room contains a secure door and is monitored by motion-engaged surveillance cameras. Physical access reviews are conducted by the Technology Department periodically.

ii.Access Control & Encryption. LAM network users require approval to gain access to the firm’s information resources. Network access is defined via Active

Directory security settings, and LAM employees are assigned a unique network ID. The network is enabled with minimum password requirements. Timeouts and lockouts are in place based on internal standards. To the extent the firm’s systems are not enforcing the 14 character minimum and complexity requirements, LAM employees are systematically required to change their network passwords every 60 calendar days. Effective password complexity guidelines are provided by the Technology Department.

The firm’s systems do not interface as a gateway to a non-Lazard network (such as the internet), except as allowed by an encrypted internet-based remote access system (also known as virtual network computing technology) supported by the

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Technology Department. LAM employees authorized to access the network remotely through this system are required to verify their access rights using VMware Connection broker or GoToMyPC websites.

In addition to network security, the firm has implemented database security and application security on critical processing applications. Security administration responsibilities are designed to be segregated among the appropriate Technology Department staff members, in order to provide checks and balances and to reduce the risk of a centralized security default. The security process is tracked and monitored by the Technology Department through an internally-developed tracking tool.

Network security protocols prevent LAM employees from downloading network data to, or uploading data from, portable drives (e.g., USB devices and CD-Roms) and similar portable storage media without evidencing pre-approval from the Legal & Compliance Department.

The Technology Department employs inline email encryption for messages sent over the firm’s email platform, and encrypts selected data on firm servers using a risk-based approach.

iii.Firewalls & Perimeter Monitoring. The firm has implemented firewall technology (including Intrusion Detection Systems and Intrusion Prevent Systems) designed to protect its network and systems from unauthorized external access and the introduction of threats from third-parties. The firm also maintains an Enterprise Security Information and Event Management system (also known as a SIEM), which collects and correlates events detected by the firewall software. The events are fed through threat intelligence sources on a daily basis (including FS-ISAC) in order to identify known indicators of compromise, distributed denial of service events and malware, among others.

In addition, anti-virus software is used to monitor the firm’s servers and desktop PCs. New virus scanning updates are automatically added to the desktop machines. Additional safeguards are in place on email gateways, and internet access gateways. Certain email attachment files (e.g., macros, executables) are rejected by the firewall to help promote a safe environment and inhibit virus entry. Advanced persistent threat detection is provided by an outsourced security firm.

iv.Data Backup Efforts. The Technology Department backs up all critical data to a secondary disk or tape system. The disaster recovery program includes procedures designed to allow Technology Department personnel to access backed- up data for use by LAM employees in case of a relevant event.

v.Program Testing & Assessment. The Information Security Program is subject to continuous assessment by the Technology Department and, in particular, the Chief Information Security Officer. In addition, the firm has engaged third-

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party security specialist firms to conduct independent penetration testing and assessments.

On at least an annual basis, representatives of the firm (including individuals from the Technology Department, Legal & Compliance Department and Operations Department) conduct assessments of key vendors to the firm. Those assessments are designed to include a review of each vendor’s information security and cybersecurity programs, as well as their business continuity and disaster recovery plans.

vi.Employee Training. All LAM employees have electronic access to the Lazard IT Policy. The Technology Department and/or Chief Information Security Officer perform regular training focused on cybersecurity awareness. Information security awareness is also incorporated into the annual training sessions conducted by the Legal & Compliance Department.

Reporting Breaches. Employees who believe that LAM Confidential Information has been disclosed inappropriately, or who suspect that the firm has experienced a potential breach of its information security or cyber security controls, should immediately report same to the Information Technology Department. The Chief Compliance Officer of LAM should be copied on such reports.

California Consumer Privacy Act. LAM, who does business in California and maintains the personal information of California residents must adhere to several key provisions of the CCPA including the requirement to respond to consumer requests regarding the collection and sale of their personal information (as defined under the CCPA). Many of the provisions of the CCPA are not applicable to LAM who does not collect personal information to engage in sales activity with respect to such information. However, LAM has published a CCPA privacy notice (the “CCPA Notice”) that defines “personal information”, enumerates the rights of California resident consumers whose personal information LAM maintains and describes how California residents can exercise such rights and includes several forms and contact numbers for additional information or to execute rights.

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Confidentiality - Communications with

Press and Public Compliance Manual

Section 30

LAM and its employees frequently receive requests to engage in media interviews and to speak about business matters at public events. LAM’s communications with the public must comply with regulations applicable to the firm’s marketing efforts as well as the confidentiality and fiduciary obligations we owe to Clients. Further, it is critical for LAM’s public communications to be consistent with the business strategies developed by senior management.

Given these considerations, LAM requires all employees to obtain approval before engaging in communications with the news media, with the public, or in forums that could lead to public disclosures. LAM’s policies applicable to particular situations are set forth below:

Media Interviews. No employee of LAM may be interviewed by a representative of the media (including broadcast, podcast, print or social media) without obtaining pre-approval from the firm’s General Counsel and either the Chief Operating Officer or Head of Global Communications. Requests for pre-approval must be submitted via email to the appropriate group approval mailbox. Any resulting interview must be conducted pursuant to the conditions set by LAM, which may include the requirement to coordinate with LAM’s public relations employees or third-party vendors. LAM has full discretion to determine which employees will be made available to the press in response to an interview request.

Public Speaking Engagements (Including Conferences). No employee of LAM may participate in a public speaking engagement – including speaking roles at public conferences and seminars – without obtaining pre-approval from the firm’s Chief Operating Officer or General Counsel. Requests for pre-approval must be submitted via email to the the appropriate group approval mailbox; the nature of the event and the likelihood of press coverage should be included in the pre-approval request. Any resulting public speaking engagement must be conducted pursuant to the conditions and limitations set forth by LAM. Employees may not accept speaking fees or honoraria from event sponsors without the pre-approval of the General Counsel. Employees approved to speak at a public event will be expected to submit substantive presentation materials and scripted remarks to the Compliance Marketing Requests group mailbox before submitting them to the event sponsor.

Submitting Articles to Media Outlets. No employee may submit an article for publication or broadcast by a news outlet without first obtaining approval from the firm’s Chief Operating Officer and General Counsel. Requests for pre-approval must be submitted via email to the LAM Public Relations group mailbox; the proposed article must accompany the pre-approval request.

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Activities of LAM’s Public Relations Firms. From time to time, LAM may engage public relations firms to promote the firm. The activities of those firms may include efforts to encourage media outlets to interview LAM employees or to prepare certain articles concerning the firm’s research or capabilities. Before such interviews take place, the General Counsel and either the Chief Operating Officer or Head of Global Communications must pre-approve them. Similarly, articles or releases prepared by public relations firms must be pre-reviewed by Compliance personnel and sent to the appropriate group approval mailbox before they are submitted to any media outlets for their consideration.

Any questions concerning the scope or interpretation of this Policy should be directed to the General Counsel / Chief Compliance Officer, who will consult as appropriate with the Chief Operating Officer.

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Confidentiality –Information Regarding LAM & LAM Funds

Compliance Manual Section 31

Selective Disclosure Policy. LAM generally prohibits the selective disclosure of the portfolio holdings of (i) the Lazard Funds (i.e., the US mutual funds sponsored by LAM);

(ii)any registered fund sub-advised by LAM; and/or (iii) any pooled investment vehicle managed by LAM.

LAM employees are prohibited from entering into arrangements with any individual or entity to permit selective disclosure of the holdings of the Lazard Funds and any registered fund sub-advised or pooled investment vehicle managed by LAM unless (i) it constitutes an approved Permitted Disclosure set forth below, or (ii) it is pre-approved by the Legal & Compliance Department.

Permitted Disclosures of Lazard Funds

∙Lazard Funds Regulatory Filings. The Lazard Funds and 1940 Act registered funds sub-advised by LAM are required to include their complete portfolio holdings in reports that are delivered to all shareholders twice a year (annual and semi-annual reports). Additionally, the Lazard Funds and each registered fund sub-advised by LAM is required to file its respective portfolio holdings on Form N-Q at the end of the first and third calendar quarters. LAM Employees may send such periodic reports, substantially as filed with the Commission, to shareholders upon request.

∙Quarterly Full Holdings Disclosures. The Lazard Funds’ complete portfolio holdings are available on LAM’s website approximately [five] days after the close of each calendar quarter. Once disclosed publicly, the holdings may be shared with any party.

∙Lazard Funds “Fact Sheets” Prepared by LAM. Lazard Funds Facts Sheets (the “Fund Fact Sheets”) are prepared quarterly by LAM. The Fund Fact Sheets contain the Lazard Funds’ top ten holdings by Portfolio. The Fund Fact Sheets are available on LAM’s website (www.lazardassetmanagement.com) approximately thirty days after the close of each quarter. Approved Fund Fact

Sheets are designed comply with FINRA’s requirements for Retail

Communications, and may be sent by LAM employees to any party upon request.

∙Third-Party Services and Other Matters. From time to time, LAM will enter into arrangements with ratings services or third-party service providers to the Portfolios to provide certain portfolio analytics, shareholder services, fund ratings services or securities valuation tools. LAM may contractually agree to provide Portfolio holdings information to such entities. If Portfolio holdings are to be provided, such relationships must be approved by the Legal &

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Compliance Department and are subject to confidentiality provisions and are required to be disclosed in the Funds’ statutory prospectus. LFI also provides monthly portfolio holdings information (on a fifteen-day lag) to Market Street Trust Company pursuant to a confidentiality agreement. No compensation is paid in consideration of receiving such information.

∙Permitted Disclosures of Other Fund. LAM or its affiliates act as investment manager and sponsor of other pooled vehicles, including the Lazard/Wilmington Collective Trust portfolios; sub-funds of the Lazard Global Investment Funds plc; and various Lazard Alternative Investment Funds

(“Lazard Hedge Funds”). Requests for the full holdings of Lazard Hedge Funds should be escalated to the Legal & Compliance Department before any information is provided.

Permitted Disclosures of Lazard Fund Portfolio Characteristics. Concurrent with or subsequent to the quarterly public disclosure of Lazard Funds portfolio holdings, from time to time the Fund may make available certain unpublished portfolio characteristics (aggregated, statistical-type information that is not security-specific) including but without limitation allocations, performance- and risk-related statistics, portfolio-level statistics and non-security specific attribution analyses, to parties who request it. Such information is provided when the Fund’s Chief Compliance Officer reasonably believes that the disclosure of such information would not present material risks of inappropriate arbitrage, market timing, insider trading or other prohibited trading with respect to a Portfolio. Accordingly, all requests for such analytics information must be escalated to LAM’s Legal & Compliance Department before any information is provided.

Monitoring. As noted above, the Legal & Compliance Department is responsible for reviewing and approving all new agreements or arrangements relating to the disclosure of the Lazard Funds’ portfolio holdings. Any exceptions to this policy must be authorized by the LAM Chief Compliance Officer or LAM’s General Counsel, as applicable, each of whom evaluates such disclosure in light of the best interests of the affected shareholders and any potential conflicts of interest. Any exceptions are then reported to the relevant Lazard Fund’s Board of Directors.

Marketing Materials & Client Reporting. All marketing materials and Client presentations must be processed by the Central Marketing Group prior to delivery or presentation to a Client. The Central Marketing Group and the Client Reporting Group are responsible for ensuring that no such marketing materials or Client reports contain Lazard Mutual Funds’ portfolio holdings information that is not publicly available or that has not been approved for distribution by the Legal & Compliance Department.

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Confidentiality – Material Non-Public Information / Insider Trading Policy

Compliance Manual Section 32

Policy Against Insider Trading. Trading on the basis of material non-public information, sourced directly or indirectly from the issuer, violates LAM policy as well as the anti-fraud provisions of the federal securities laws and the rules and regulations thereunder. Involvement in tipping on the basis of material non-public information is also prohibited. Although the business activities of LAM do not generally give rise to the receipt of material non-public information, the rules discussed in the Procedures apply in the instance that any LAM employee does receive such information, whether in the course of his or her business activities or otherwise, and each employee must understand the obligations and restrictions that would apply in such circumstance.

Escalation Obligations. Anyone who receives information that he or she believes is or may be material non-public information must notify LAM's Legal & Compliance Department – and only that Department – immediately.

Material Non-Public Information Defined. Information is material if (1) it reasonably could be expected to affect the price of the issuer's securities if it were public; or (2) knowledge of this information by an average prudent investor would influence his/her judgment to buy or sell such securities Such information should be considered material and no trading should be effected or recommended in the issuer's securities, nor should this information be given to others until the information has been publicly disseminated. Any time an employee receives information which may be material and has not been publicly disseminated, the employee is required to immediately notify the Legal & Compliance Department. In general, material information is disseminated when it has been released to the media and a reasonable period of time has elapsed to allow this information to be distributed and analyzed. In general, material information is disseminated when it has been released to the media and a reasonable period of time has elapsed to allow this information to be distributed and analyzed. The Procedures include a list of corporate developments which may be considered material, such as a joint venture, merger, acquisition, exchange or tender offer; a stock split or stock dividend; change in control or a significant change in management; or significant litigation.

Information Barrier. LAM has established a number of procedures and restrictions concerning the communication of material non-public information. There is a permanent information barrier separating the activities of LAM from the activities of Lazard Freres & Co. (“LF&Co.”) Communications by LAM employees with employees of LF&Co.. must be pre-approved by LAM’s Legal & Compliance Department. This includes any electronic communications with employees of LF&Co.. The barrier procedures recognize that that investment advisory activities will sometimes be taking place in the securities of an issuer that is also the subject of a transactional assignment of LF&Co. So long as information about such an assignment (including the fact of the assignment) is held exclusively and confidentially by LF&Co. personnel who are responsible for the transactional assignment,

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then investment recommendations in such a security are not restricted at LAM. However, if such information leaks into LAM - whether from sources inside LF&Co., or outside of either firm - investment advisory activities in the affected security will be immediately restricted according to instructions from the Chief Compliance Officer, General Counsel, or his/her designee in the Legal & Compliance Department.

Circulation of Rumors. Circulating unsubstantiated rumors with the intent of profiting from the effect of those rumors on market prices may be prosecuted as unlawful manipulative conduct. An employee should not contribute to the circulation of rumors that she or he knows, or has reasonable grounds for believing, is false or misleading and that might reasonably be expected to affect market conditions for publicly traded securities generally or improperly influence the market price of a particular security.

Discussion of unsubstantiated information is not prohibited when undertaken for purposes of establishing corroboration or source or if it relates to information published by a widely circulated public medium and its source and unsubstantiated nature are also disclosed.

Because LAM seeks to avoid aiding, and even the appearance of aiding, manipulative rumor schemes by others, employees should exercise care in trading on rumors as well. Before trading, it is appropriate for employees to evaluate the reliability of the source, what is known about the chain of information, the likelihood of the purported origin of the information, if any, consistency with other industry knowledge, and the availability of corroboration.

Confidential Information. Confidential Information includes but is not limited to "material, non-public information" (also known as "inside information"). The scope of what constitutes Confidential Information is intentionally broad, and not limited to any technical or legal definition. Non-public information received in the course of a current or potential Client engagement (investment advisory or otherwise), whether or not related to a LAM Client, should be treated as Confidential Information.

Employees of LAM have the obligation to maintain the confidentiality of all Confidential Information (including Proprietary Information) and to use such information only in the course of their employment. LAM personnel may not use Confidential Information in personal trading for their own account or accounts of Related Persons or in advising relatives, friends or other persons with respect to trading in securities. LAM personnel are prohibited from disclosing any Confidential (including Proprietary) Information to any person outside LAM (including family members). Former employees remain subject to the prohibitions on disclosure of Confidential or proprietary Information outside of LAM after termination of employment with LAM, until such time as the information has become generally available to the public other than through disclosure by or through the former employee.

The Procedures require that confidential information be communicated within LAM and to outside lawyers and other consultants only if the recipient of the information (a) has a legitimate need-to-know in connection with his or her duties, and (b) has no responsibilities

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or duties -- whether to LAM or to its Clients -- that are likely to give rise to a conflict of interest or misuse of the information. The Procedures contain various precautionary measures, which are meant to ensure that documents and other materials are safeguarded and confidential information is not inadvertently disclosed.

Confidential Investment Opportunities. From time to time, LAM is offered advance notice of investment opportunities from syndicate desks in confidence, consistent with the federal securities laws. Such offers normally require LAM to agree to keep the opportunity confidential until it is publicly announced or the firm is otherwise released from its confidentiality obligations. All such offers must be directed to the Legal & Compliance Department. Only the Legal & Compliance Department may approve the terms of confidentiality agreements and non-disclosure agreements.

Temporary Personnel. Consultants and other non-employees of LAM, such as temporary personnel, involved in providing services to LAM are, on a case-by-case basis and depending on the assignment, required to execute a short form confidentiality agreement, which can be obtained by contacting LAM’s Legal & Compliance Department. The agreement requires them: (a) to maintain the strict confidentiality of all information that they come in contact with at LAM; (b) not to disclose any such information to any person outside LAM; and (c) not to make use of any such information other than in connection with work for LAM.

Restricted List. The LAM Restricted List is Confidential Information of LAM, and its subsidiaries, and sets forth issuers with respect to which LAM's activities and personal securities trading are restricted due to LAM’s possession of Inside Information concerning the securities of such issuers or other reasons. The LAM Restricted List is maintained by the Legal & Compliance Department. Consideration is given to adding issuers to the Restricted List when the transaction or development in which LAM possesses Inside Information is publicly announced or disclosed. Generally, securities remain on the Restricted List until the consummation or termination of the development. The determination to add securities to the Restricted List is made on the basis of all the facts and circumstances of a given situation.

As a general matter, transactions in securities on the Restricted List for accounts in which LAM has an interest or accounts over which LAM has investment discretion are not permitted (i.e., existing positions will be frozen). In addition, personal securities accounts may not engage in any transaction involving securities on the Restricted List. When securities are added to the Restricted List, existing positions in Personal Securities Accounts are also frozen.

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Gifts / Entertainment / Charitable Donations

Compliance Manual Section 33

The giving and receiving of gifts and entertainment by LAM employees can raise concerns relating to potential conflicts of interest.

Prohibition on Giving Gifts. At LAM, the giving of business gifts is generally prohibited. This prohibition is applicable regardless of whether the employee giving the gift seeks reimbursement from LAM; in other words, LAM personnel may not personally pay for any gift that relates to the business of the recipient’s employer. A gift is any item of value (other than permitted entertainment) or payment for goods or services.

Receipt of Gifts. LAM employees may not solicit any gift from a current or potential Client, sell-side broker, vendor, or service provider. This prohibition includes making solicitations indirectly by asking other LAM employees or departments, such as the trading desk, to obtain gifts for the benefit of the employee or any other person. LAM personnel may not receive gifts in excess of $100 in the aggregate per year from any Client, potential Client, sell-side broker, vendor or service provider. All such gifts must be disclosed to the Chief Compliance Officer by completion of a Report of Gifts Received.

Limitation on Business Entertainment. LAM personnel may only provide and receive ordinary entertainment that is consistent with applicable law and rules, LAM’s policies, and high standards or commercial honor. Business entertainment is permissible where it allows for the discussion of business or fostering a business relationship. Entertainment may not be excessive, either with respect to the cost or frequency of such entertainment. The reasonableness of entertainment will be defined, in part, by guidelines adopted by the firm, which will include reference to the per person cost/value of entertainment events. Entertainment received by employees must be logged, and entertainment above certain value/cost limits must be pre-approved before invitations may be accepted.

Charitable Donations. From time to time, LAM is asked to make charitable donations (through cash payments and/or the purchase of tickets to charitable events) by Clients, prospective clients or other third-parties. LAM will evaluate such requests by considering its fiduciary duties, any potential violations of federal Pay-to-Play or Business in or on Behalf of Foreign Countries and, as appropriate, by applying its business judgment. Donations by LAM up to $1000 must be pre-approved by the Global Head of Technology

&Operations or Chief Operating Officer. Donations above $1000 must be approved by LAM’s General Counsel, in addition to the Chief Operating Officer and Global Head of Technology & Finance.

Submission of Accurate Expense Reporting is Required. LAM employees seek reimbursement for entertainment they provide on behalf of the firm through the Lazard Expense Center software. Personnel involved in the submission and approval of expense reports (and any other reimbursement requests) must ensure that the requests and supporting documentation accurately and completely reflect the actual expenses and their

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compliance with LAM’s policies. Falsification or deception in connection with the creation and maintenance of the firm’s books, records, accounts, or entries therein, whether by alteration, destruction, omission or false or misleading recording, is strictly prohibited. Please also refer to the “certification” and “receipts” entries in sub-paragraph 4, below.

Supervision and Administration. Supervisors are required on a periodic basis to monitor compliance with these policies by LAM personnel in order to affirmatively determine that entertainment expenses and personal gifts given are neither so frequent nor so extensive as to raise any question of propriety and that they otherwise comply with these policies. As an additional check and as necessary, LAM’s Account Payable shall confer with the Chief Compliance Officer with regard to the reimbursement of certain gift and entertainment expenses submitted by employees. In no event shall review by Accounts Payable, the Global Head of Operations & Finance and the Chief Compliance Officer relieve a supervisor of his or her obligations under these policies and procedures.

Record-Keeping. LAM maintains detailed records of all entertainment provided and received by LAM personnel. LAM personnel are required to provide such information to LAM, and may not be reimbursed by LAM for entertainment expenses until such information has been provided.

Annual Training and Certification. LAM conducts annual training concerning the policy for LAM personnel. In addition, each LAM employee must sign annually a certification attesting that he or she has reviewed the policy; understands the policy; agrees to comply with the policy; and, during the past year, has complied with the policy.

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Outside Employment or Other Activities

Compliance Manual Section 34

All outside employment or other outside activity by an employee of LAM (or LAM Securities) is to be reviewed and approved by the employee’s supervisor and the Legal & Compliance Department. Outside activities subject to this policy include without limitation: (i) being employed with or without compensation by any other entity; (ii) being compensated for work by any other entity, even as a non-employee; (iii) being actively engaged in any other business, full-time or part-time (including evening or weekend work); (iv) serving as an officer, director, partner, advisor (and similar roles) in any other organization, including a not-for-profit organization; (v) significant ownership interest in any non-publicly traded company or other similar private investments; or (vi) any public speaking or writing activities (except on behalf of LAM).

Employees and consultants must obtain pre-approval before engaging in outside activities by their supervisors and the Legal & Compliance Department, which will grant approval after determining that they do not interfere with any of the employee’s responsibilities at LAM and that any conflicts of interest in such activities may be addressed.

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Electronic Communications & Social Media

Compliance Manual Section 35

Employees and long-term on-premises consultants (“In-Scope Consultants”) of LAM and LAM Securities are required to conduct the Firm’s business using Firm-supported systems. In particular employees and in-scope consultants are prohibited from engaging in substantive business communications using personal email addresses, personal instant messaging technology, text messaging technology, PIN-to-PIN messaging technology or social media sites.

From time to time, both LAM and LAM Securities may maintain a corporate presence on internet sites or social media. The procedures for posting content to such Firm-sponsored sites is set forth in LAM’s Social Media Policy. The Policy also addresses the limited interaction that employees and In-Scope Consultants may have with Firm-sponsored social media content, and the Firm’s surveillance of that limited interaction.

A limited exception to the interactions for Employee and In-Scope Consultants described above includes LAM’s Social Media Pilot Program designed to amplify the firm’s social media messaging through select LAM influencers creating custom posts to reach their unique networks. Influencers selected as a part of the Pilot Program have received specific training and must adhere to specific procedures.

LinkedIn – Sales Navigator

Sales Navigator is a LinkedIn tool designed to enhance search capabilities for potential prospects and long-term financial institutional relationships and provide visibility into extended networks and mutual connections. Certain of LAM’s sales and marketing associations have been granted access to Sales Navigator to increase industry connections and network contacts. LAM employees with access to Sales Navigator are prohibited from discussing the firm’s business through Sales Navigator’s chat functionality. Any opportunity to discuss business or investment opportunities must occur on the firm’s approved communication mediums (Outlook email, phone).

Sales Navigator can be used to search potential connections, view extended networks and establish initial connections. Communications in Sales Navigator must be limited to brief introductions that are personal in nature. LAM employees who utilize Sales Navigator are required to cooperate with the Legal & Compliance Department by providing sufficient information (including logons and passwords) to access the Sales Navigator system and completing requested attestation to confirm compliance with this Policy.

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Political Contributions

Compliance Manual Section 36

LAM and LAM Securities will not make any political contributions without first seeking approval from the firm’s General Counsel / Chief Compliance Officer.

Further, all employees (including by not limited to Covered Associates under Rule 206(4)-

5)must obtain advance approval from the Legal & Compliance Department before they, their spouse or domestic partner makes a political contribution or solicits any political contribution using the required form. The Legal & Compliance Department maintains a log of approved contributions.

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Investment Consultant Relationships

Compliance Manual Section 37

LAM has adopted a policy in order to avoid actual or potential conflicts of interest associated with doing business with Investment Consultants.

Permission must be obtained from LAM’s General Counsel or his designee prior to LAM paying for any services or system provided by Investment Consultants or sponsoring of an event run by Investment Consultants. In most cases permission to make such payments will be granted if the General Counsel or designee determines that the services are necessary or appropriate or the event is beneficial to LAM and LAM employees are participating in the event, the payment is not excessive and it is not being made with the sole intention of influencing the Consultant to recommend LAM to its Clients.

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Recordkeeping Procedures

Compliance Manual Section 38

Section 204 of the Advisers Act and CFTC Rules 4.7 (b)(4), 4.7 (c)(2), 4.22 and 4.33 require LAM to keep certain records and imposes restrictions on the location of the records and the length of time that the records must be maintained. The rule requires an adviser to maintain two types of books and records (a) typical business accounting records and (b) certain books the adviser should keep in light of the special fiduciary nature of its business. The CFTC requires certain recordkeeping for the commodity pools.

Business Accounting Records. It is LAM's responsibility to maintain the following records: (i) journals (including cash receipts and disbursements) and other records of original entry forming the basis of entries into the ledger; (ii) general and auxiliary ledgers reflecting assets, liability, reserve, capital, income, and expense accounts; and (iii) trial balances and financial statements. All general ledger entries, cash receipts and disbursement journals are available in an electronic format.

Account Statements and Reconciliations. LAM’s Recordkeeping and Document Control Administrator is responsible for maintaining all account statements and reconciliations. All statements and reconciliations are maintained for six years from the end of the fiscal year in which the last entry in the records was made. For the first two years these records will be retained at one of LAM’s on-site locations and then archived for the remaining period at LAM’s off-site location for accessibility and safekeeping, or will be maintained by IMS.

Document Retention. All documents are inventoried by the Account Services Group and easily accessible, whether on-site or off-site. In circumstances where LAM relies on systems to maintain and retrieve required documents under the 1940 Act, these systems are backed-up on a regular basis and can be promptly retrieved.

Account statements and reconciliations that are necessary to form the basis for or demonstrate the calculation of advertised performance will be retained at one of LAM’s on-site location for six years from the end of the fiscal year during which LAM last published or disseminated the performance data.

To substantiate LAM’s advertised performance, depending on the type of account and/or inception, one or more of the following documents are being retained on-site: (i) Client reports; (ii) bank statements; (iii) reconciliations; (iv) microfiche – used for older accounts, which contain month-end holdings, principal and income ledgers, report transactions (summary of purchases and sales) and manager's working appraisals (holdings by tax lot);

(v)on-line accounting system (Portia); and (vi) worksheets used to calculate the performance or rate of return. In addition, LAM will retain corporate and trading records, as well as records relating to portfolio management systems, referral fees, personal securities transactions and written communications relating to recommendations and order execution.

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Email. All e-mail communication is maintained electronically via a system chosen by Lazard Technology Department

Marketing Material. The Procedures require that all advertising, marketing and sales literature must be retained for a period of not less than six years. The data and material used to create the material must also be maintained including, (i) records supporting performance claims in communications that are distributed to any single person; and (ii) originals of all written communications received and copies of written communication sent by LAM relating to the performance or rate of return of any or all managed accounts or securities recommendation. These materials must be kept on-site and easily accessible for the first two years after use. The department and/or person creating the advertising, marketing material and sales literature is responsible for maintaining these records during the required time periods.

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Business Continuity / Technical Disaster Recovery Plan

Compliance Manual Section 39

LAM maintains a business centric Business Continuity Plan (the “Plan”).

Business Continuity Plan. Documentation includes plans for the main areas of the business including business and ancillary support groups. Functions are defined in order of importance to the business. Each business unit maintains its own functional plan, which indicates the specific personnel who are assigned to various disaster recovery teams including Emergency Management, Technology Restoration, and Business Restoration. In addition, each business unit’s plan includes detailed sections relating to disaster assessment and response, operations restoration, business unit restoration, call tree notification procedures, and foreign office contact information.

Technical Disaster Recovery Plan. LAM maintains a Technical Disaster Recovery Plan, which works in conjunction with the Business Continuity Plan. Members of the technical support group are assigned specific tasks as members of the Disaster Recovery team, and have detailed policies and procedures to follow if a disaster were to occur. The Technical Disaster Recovery Plan identifies responsibilities in disaster situations, duration of recoveries for specific areas, and the criticality for recovery of each particular section. For each sector of the plan, a key contact is listed providing coverage for that particular area.

Both plans are updated and tested annually. If the need arises due to significant process or automation changes, the plans are updated more frequently. All departments participate in both the updating and testing of the plans. The Senior Vice President of Operations oversees the coordination and updating of the Business Continuity Plan. The Chief Information Officer or his designee coordinates updates and testing.

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Supervision & Oversight

Compliance Manual Section 40

The federal securities laws impose upon investment advisers, CPOs and CTAs a duty to establish a supervisory structure reasonably designed to prevent violations of such laws. The SEC, CFTC and NFA expect supervisors to respond vigorously when wrongdoing or possible indications of wrongdoing are brought to their attention.

Generally. The Compliance Manual is written as a general guide to assist LAM in establishing a supervisory structure and contains policies and procedures designed to prevent violations of securities laws.

LAM department heads or their designees, should consider establishing their own set of detailed policies and procedures to ensure that specific responsibilities assigned to their department under the Compliance Manual are being carried out by employees, and that a supervisory structure is in place to monitor employees' compliance with those procedures. All employees are required to comply with applicable securities laws and the policies and procedures. Supervisors have the primary responsibility for ensuring that employees under their supervision are complying with these requirements. The LAM Legal & Compliance Department has oversight responsibility for ensuring that employees and their supervisors are complying with all applicable policies and procedures. In order to carry out that responsibility, the Legal & Compliance Department will periodically conduct compliance reviews within specific areas of LAM to determine if LAM is complying with all applicable requirements. When members of the Legal & Compliance Department request information from employees in connection with their compliance responsibilities, all employees are expected to fully cooperate and respond appropriately to their requests.

Oversight of Key Vendors. On a periodic basis, normally annually, representatives of LAM conduct assessments of the capabilities, policies and procedures adopted by third-party firms that provide material services to LAM and its Clients. The assessments are designed to determine that there are no material deficiencies in the vendors’ operations or activities. Vendors currently in scope for such reviews include:

▪State Street Investment Management Services (middle office operations provider);

▪State Street Bank and Trust Company (custodian and accounting agent for the Lazard Funds and private funds);

▪Boston Financial Data Services (transfer agent for the Lazard Funds);

▪SEI (conducted by Retail operations personnel)

▪Proxy Voting Service Providers (Institutional Shareholder Services and Glass Lewis);

▪McDonald Information Service Inc. (Anti-Money Laundering and Know- Your-Customer);

▪Key pricing vendors ( See Section 22 of the Compliance Manual); and

▪Key technology vendors (conducted by Technology Department

representatives).

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